AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2003

Registration Number 333- 101149

	U.S. Securities and Exchange Commission
	Washington, D.C. 20549
	AMENDMENT NO. 2 TO
	Form SB-2
	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	JOVIAN ENERGY, INC.
	(Name of small business issuer in its charter)

Delaware	1311	77-0503365
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	1401 Blake Street, Suite 100, Denver, Colorado 80202, (303) 572-1135
	(Address and telephone number of principal executive offices)

	1401 Blake Street, Suite 100, Denver, Colorado 80202
	(Address of principal place of business or intended principal place of business)

	Ilyas Chaudhary, 1401 Blake Street, Suite 100, Denver, Colorado 80202, (303) 572-1135
	(Name, address and telephone number of agent for service)

	With a copy to:
	Alan L. Talesnick, Esq.
	Francis B. Barron, Esq.
	Patton Boggs LLP
	1660 Lincoln Street, Suite 1900
	Denver, Colorado 80264
	Telephone: (303) 830-1776
	Telecopy: (303) 894-9239

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Units, with each Unit consisting of: a) One share of common stock, and b) One warrant to purchase one share of common stock.	1,150,000 Units (2) 1,150,000 Shares (2) 1,150,000 Warrants (2)	$3.50 $0 (3) $0 (3)	$4,025,000 $0 $0	$370.30 $0 $0
Shares of common stock issuable upon exercise of warrants included in Units	1,150,000	$4.50	$5,175,000	$476.10
Underwriter’s warrants to purchase Units, with each Unit consisting of: a) One share of common stock, and b) One warrant to purchase one share of common stock.	150,000 150,000 150,000	$.01 $0 (4) $0 (4)	$1,500 0 0	$.14 0 0
Shares of common stock issuable upon exercise of underwriter’s warrants to purchase Units.	150,000	$4.20	$630,000	$57.96
Shares of common stock issuable upon exercise of warrants included in Units issuable upon exercise of underwriter’s warrants.	150,000	$4.50	$675,000	$62.10
Total				$966.60*

*

Previously paid.

(1)

Estimated solely for the purpose of calculating the Registration Fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(2)

Includes 150,000 Units underlying the underwriter’s over-allotment option and 150,000 shares of common stock underlying the warrants issuable upon exercise of the underwriter’s over-allotment option.

(3)

The offering price for the shares of common stock and the warrants included in the Units is included in the $3.50 per Unit offering price.

(4)

The offering price for the shares of common stock and the warrants included in the Units is included in the $.01 per warrant offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities And Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS DATED MAY 14, 2003, SUBJECT TO COMPLETION

JOVIAN ENERGY, INC.

1,000,000 Units

Each Unit consists of

one share of common stock and

one warrant to purchase

one share of common stock

$3.50 per Unit

This prospectus relates to the offer of 1,000,000 Units on a “best efforts, all or none” basis.  The offering will terminate on ________ [45 days after the prospectus date] unless extended by Jovian and the underwriter for up to 45 additional days.  The underwriter has an option to purchase up to an additional 150,000 Units to cover any over-allotments.

This is our initial public offering and currently there is no public market for the Units, the common stock or warrants included in the Units, nor any other of our securities.  We will apply the offering proceeds from the sale of Units towards acquisition of interests in oil and natural gas properties, reworking of existing properties, working capital and the expenses of the offering.

________________________

Investing in our securities involves risks.  See “Risk Factors” on page 3.

________________________

Units offered	1,000,000
Public offering price per Unit	$3.50
Underwriting discount per Unit	$0.35
Proceeds, before expenses, to Jovian	$3,150,000

The underwriter expects to deliver the shares of common stock to investors on or about ______, 2003.

We intend to apply to have our common stock listed on the American Stock Exchange; however, there is no guarantee that any of our securities will be listed on any exchange or quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Adamson Brothers Inc.

The date of this prospectus is May 14, 2003

TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

DETERMINATION OF OFFERING PRICE

USE OF PROCEEDS

DIVIDEND POLICY

CAPITALIZATION

DILUTION

BUSINESS AND PROPERTIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

  AND RESULTS OF OPERATIONS

MANAGEMENT

EXECUTIVE COMPENSATION

BENEFICIAL OWNERS OF SECURITIES

TRANSACTIONS BETWEEN JOVIAN AND RELATED PARTIES

DESCRIPTION OF SECURITIES

NO TRADING MARKET FOR THE COMMON STOCK

PLAN OF DISTRIBUTION; UNDERWRITING

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN

INDEMNIFICATION

LEGAL MATTERS

EXPERTS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY

STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

FINANCIAL INFORMATION

_________________

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus.  You should read this entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements, before deciding whether to invest in our common stock.  Unless the context otherwise requires, all references to “we,” “us,” “our company” or “Jovian” refer to Jovian Energy, Inc.

Jovian

Jovian currently is a wholly owned subsidiary of Capco Energy, Inc.  Capco Energy currently is engaged in oil and gas exploration, development and production activities (through Jovian), petroleum marketing, and convenience store operations.  The Board of Directors of Capco Energy has determined that the core business of domestic oil and gas exploration, development and production can be operated and developed more effectively and in the best interests of Capco Energy’s shareholders if Jovian becomes a separate, independent, publicly traded company.  Even if our initial public offering is successful, Capco Energy will continue to own 4,000,000 shares, or 80 percent, of our common stock.

Jovian has been in business since January 19, 1999, when it was incorporated in Delaware under the name Alfa Petroleum Company.  Our name was changed to Jovian Energy, Inc. in November 2002.  After the initial public offering, Jovian will be an independent, publicly traded company that will continue to engage in domestic oil and gas exploration, development and production.

For the years ended December 31, 2002 and 2001, the revenues of Capco Energy attributable to Jovian were $1.3 million and $1.6 million, respectively.
Relationship Between Capco Energy and Jovian

Jovian will continue to be a wholly-owned subsidiary of Capco Energy until the closing of the initial public offering.  In the past, Capco Energy and Jovian have engaged in various transactions with each other.  These relationships will cease in their current forms at the time of the initial public offering.

The Offering

We are offering 1,000,000 Units at a price of $3.50 per Unit on a “best efforts, all or none” basis.  Each Unit consists of one share of our common stock and a warrant to purchase one share of common stock.  Each Warrant allows its holder to purchase one share for $4.50 until ________ 2006 [three years after the date of the prospectus].  The warrants are redeemable, at any time commencing one year from the date of this prospectus, by Jovian at a price of $.02 per warrant at any time prior to their exercise or expiration upon 30 days’ prior written or published notice, provided however, that the closing sales price for the common stock for at least 15 of the 20 consecutive business days ending on the third day prior to our giving notice of redemption has been at least 125% of the then effective exercise price of the warrants.  The warrants remain exercisable during the 30-day notice period.  Any warrantholder who does not exercise that holder’s warrants prior to their expiration or redemption, as the case may be, forfeits that holder’s right to purchase the shares of common stock underlying the warrants.  For additional terms of the warrants, see “Description Of Securities—Warrants—Redemption”.

The offering will terminate on ________ [45 days after the prospectus date] unless extended by Jovian and the underwriter for up to 45 additional days.  The offering is made by the underwriter, subject to the underwriter’s right to reject any subscription, in whole or in part, or to withdraw or cancel the offering without notice.  All funds collected from subscribers will be placed in an escrow account entitled “Jovian Escrow” with [_____].  If the offering is not fully subscribed for within the offering period, all funds will be promptly refunded to subscribers without interest or deduction.  If we sell all 1,000,000 Units, we will receive a total of $2,895,000 after commissions to our underwriter, Adamson Brothers Inc., of $350,000 and approximately $255,000 of certain additional expenses of this offering.

Securities Outstanding

Prior to the offering:  4,000,000 shares of common stock (all of which are owned by Capco Energy)

 - 0 - shares of preferred stock

 - 0 - warrants to purchase common stock

After the Offering

is sold:

5,000,000 shares of common stock (does not

include the over-allotment option)

- 0 - shares of preferred stock

1,300,000 warrants to purchase common

stock (including warrants included in Units

and underlying the underwriter’s warrants)

Use of Proceeds	The net proceeds of this offering will be used for acquisition of interests in oil and natural gas properties, reworking of existing wells, working capital and the expenses of this offering.
Company Offices	Our offices are located at 1401 Blake Street, Suite 100, Denver, Colorado 80202. Our telephone number is (303) 572-1135.

* * * * *

RISK FACTORS

The purchase of shares of our common stock involves a high degree of risk.  Before purchasing shares, you should read this entire prospectus and consider the following factors concerning Jovian in addition to the other information in this prospectus.

Risks Related To Jovian

We may have increased expenses as an independent public company.  This could impair our profitability.

We have not previously operated as an independent company.  Our business has historically relied on Capco Energy for various managerial and administrative services.  A portion of the expenses attributable to such services has been allocated to Jovian and is included in our historical financial statements.  Capco Energy will not be obligated to provide assistance or services to Jovian after the initial public offering.  See also, “Relationship Between Capco Energy and Jovian.”

Following the initial public offering, we will incur the costs and expenses associated with the management of a public company, which may result in an increase to the expenses reported in our historical financial statements.  In addition, we may incur interest expense significantly in excess of that incurred historically as we attempt to use debt financing, in addition to a portion of the proceeds of this offering, to acquire oil and gas properties.  We have incurred losses from operations in the past.  Therefore, as a stand-alone company, we may not be able to generate profits in the future.  The initial public offering may result in some temporary disruption to the business operation, as well as to the organization and personnel structure, of Jovian, which may have an adverse effect on our profitability.

Certain of our policies could have anti-takeover effects and result in stockholders receiving lesser amounts for their stock.

Several provisions of our Certificate of Incorporation and Bylaws could deter or delay unsolicited changes in control of Jovian.  These include provisions creating a classified Board of Directors and limiting the stockholders’ powers to remove directors or take action by written consent instead of at a stockholders’ meeting.  Our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of and issue preferred stock.  These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in control or management of Jovian, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.  These provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.  See “Anti-Takeover Effects of Jovian’s Certificate and Bylaws” and “Description of Capital Stock.”

We will continue to be controlled by Capco Energy following the public offering so that new investors will not be able to elect directors or control our affairs.

After this offering, Capco Energy will continue to own 80 percent of our then-outstanding common stock.  As a result, Capco Energy will continue to be able to control matters requiring approval by our stockholders, including the election of all the directors.  Capco Energy also could cause Jovian to take actions which other stockholders do not approve.

Our need to comply with extensive governmental regulation could increase our costs.

We are subject to numerous federal, state and local environmental laws and regulations.  Our operations are also governed by laws and regulations relating to worker health and workplace safety.  The failure to comply with existing or future laws and regulations could lead to substantial liabilities to the company.  In addition, the costs of complying with future laws and regulations cannot be predicted and could increase our operating costs and adversely affect our profitability.  See “Business—Environmental Matters.”

This prospectus contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Certain statements in this document constitute “forward-looking statements.” These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Jovian to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Specifically, 1) discovering or acquiring oil and gas producing properties, the actions of competitors and customers, and Jovian’s ability to execute its business plans; and 2) Jovian’s ability to increase revenues and operating income is dependent upon its ability to continue to discover or acquire oil and gas producing properties, general economic conditions, and other factors.

Declines in the price of oil and natural gas would adversely affect our financial condition.

Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas,  which can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies.  Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels.  In addition, sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year.  These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas.  Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity.  All of these factors are beyond our control.

We could be adversely impacted by changes in the oil and gas market.

The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities.  Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market its oil and natural gas.  If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production.  The availability of markets is beyond our control.

We may be unable to acquire or discover additional reserves.

Our revenues depend on whether we acquire or discover additional reserves.  Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced.  Our planned exploration and development projects may not result in significant additional reserves.  The inability to obtain additional reserves, and the resulting decline in reserves as reserves are depleted, would limit our ability to generate cash flow in the future.  In addition, we may be unable to drill productive wells at low reserve replacement costs, which would lead to losses or reduced profits.  For example, we participated in the drilling of two wells in the past three years and both of these wells were dry holes.

Oil and gas operations are inherently risky.

The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures.  The occurrence of any of these risks could result in losses.  The occurrence of a significant event that is not fully insured could have a material adverse effect on our financial position and results of operations.  For additional information concerning our insurance coverage, see “Business and Properties—Insurance.”

Government regulation and environmental risks could increase our costs.

The production and sale of oil and gas are subject to a variety of federal, state and local government regulations.  These include:

•

the prevention of waste

•

the discharge of materials into the environment

•

the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations

•

the spacing of wells

•

the unitization and pooling of properties

 Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce.  Because current regulations covering our operations are subject to change at any time, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.

The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell.  In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals.  In addition, many states have raised state taxes on energy sources and additional increases may occur, although we currently are not aware of any pending or proposed increases.  A material increase in taxes would have an adverse impact on the net oil and natural gas prices that we receive.

Our reserves and future net revenues may differ significantly from our estimates; 75% of our proved reserves are undeveloped.

The information included in this prospectus contains estimates of our reserves and future net revenues as of December 31, 2002 that were reviewed by Gary E. Houghton, Petroleum Engineer.  The estimates of reserves and future net earnings are not exact and are based on many variable and uncertain factors; therefore, the estimates may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future.  The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the estimated amounts.  In addition, estimates of reserves also are extremely sensitive to the market prices for oil and gas.  Also, 75% of our proved reserves are undeveloped and we may not have the funds to develop and produce those undeveloped reserves.  As a result of these factors, we may not be able to produce our reserves and receive the cash flow from, and return an investment on, those reserves.

Our reserves were determined by a related party.

The estimates of our reserves and future net revenues as of December 31, 2002 included in this prospectus have been prepared by Stephen A. Lieberman, our President, and were audited by an independent petroleum engineer, Gary E. Houghton.  Our reserves as of December 31, 2001 and 2000 were prepared by American Energy Advisors, Inc.  Mr. Lieberman is the owner, and until February 2003 was the president, of American Energy Advisors, Inc.  Effective February 1, 2003, Mr. Lieberman became the president of Jovian at a salary of $150,000 per year and received options to purchase 400,000 shares of common stock at $3.50 per share until February 1, 2008.  Although the reserve reports for 2001 and 2000 were prepared prior to the date Mr. Lieberman was hired as President, there is a risk that the reserve reports prepared by American Energy Advisors, Inc. were influenced by these relationships.

The success of our company depends on the continuing contributions of our key personnel.

Our success is highly dependant upon the efforts of Ilyas Chaudhary, our Chief Executive Officer, and Stephen A. Lieberman, our President.  The loss of the services of either of these individuals could have a material adverse effect on us.  We currently do not have written employment agreements with any of our officers.  In addition, we currently do not carry, and do not anticipate carrying in the future, “key man” insurance for any of our employees.

Risks Related To This Prospectus And The Common Stock

We have not paid any dividends on our common stock and do not anticipate paying dividends in the future.

We have not paid cash or other dividends on our common stock and, at the present time, do not anticipate paying any dividends in the foreseeable future.  If our operations are profitable, any income received would be applied to our business rather than to the payment of dividends.  Any decision of whether to pay dividends on our shares is up to our Board of Directors in its sole discretion and will depend upon our operating results, financial condition and earnings, if any, at the time, as well as other factors that the Board may determine to consider.  It is unlikely that we will pay dividends in the near future.

Investors in this offering will suffer dilution.

The pro forma tangible book value per share of the common stock after this offering will be substantially less than the expected initial public offering price per share in this offering.  Accordingly, stockholders acquiring shares of common stock in the Units in this offering will experience immediate and substantial dilution of $2.14 (or 61%) per share in the net tangible book value of the common stock.  For additional information, see “Dilution”.

Stockholders may be diluted as a result of future offerings or other financings.

Even if we sell the 1,000,000 Units offered in this initial public offering, we may need to raise additional capital through one or more future public offerings, private placements or other financings involving our securities.  As a result of these financings, none of which are currently planned, ownership interests in our company may be greatly diluted.

You will not be able to exercise warrants if there is not an effective registration or available exemption.

Holders of warrants have the right to exercise their warrants to purchase common stock only if a registration statement relating to those shares is then in effect or an exemption from registration is available and only if those shares are qualified for sale, or are deemed to be exempt from qualification, under applicable securities laws of the state of residence of the holder of those shares.  We intend to have a registration statement in effect at times that the warrants are eligible for exercise unless the market price of the common stock underlying the warrants would create no economic incentive for the exercise of the warrants, although there can be no assurance that we will be able to do so.  However, we will not be required to honor the exercise of the warrants if, in our opinion, the issuance of common stock would be unlawful because of the absence of an effective registration statement or for other reasons.  If we were unable to cause a required registration statement to be effective during a period of time when holders wished to exercise, the market value of the warrants could be adversely affected.

There is no trading market or other liquidity for our shares and stockholders may have to hold their shares indefinitely.

We intend to apply to have our common stock and warrants listed on the American Stock Exchange (the “AMEX”) following the initial public offering.  However, there is no assurance that a trading market will develop even if this offering is successful.  Because of this possible lack of a market, investors in the common stock may be unable to sell their shares when they wish to do so.  There is no assurance that any investor will be able to use our shares as collateral for a loan or as security for any other matter.

Even if a trading market develops, stock prices may be volatile.

It is currently anticipated that, even if a market does develop, the price of our common stock will be low and also may be volatile.  Many brokerage firms may not effect transactions in low priced securities because it may not be economical for them to do so.  This could have an adverse effect on developing and sustaining a market for our common stock or other securities.

Even if a trading market develops, our common stock may be subject to penny stock regulation.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Our common stock may be considered a penny stock.  Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, such as the AMEX, or quoted on Nasdaq).  If we are unable to have our securities listed on AMEX, even if a market for the common stock develops, if our shares are traded for less than $5.00 per share the shares will be subject to the penny stock rules unless (1) our net tangible assets exceed $5,000,000 during the first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from the rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Even if a market for our shares develops, our shares may be subject to the penny stock rules and stockholders may find it difficult to sell shares.

DETERMINATION OF OFFERING PRICE

The offering price of the Units, and the exercise price of the warrants included in the Units, were arbitrarily determined by our management after consultation with our underwriter, Adamson Brothers Inc., and were based upon consideration of our history and prospects, the background of our management and current conditions in the securities markets.  The respective prices do not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price and warrant exercise price be regarded as an indicator of any future market price of our securities.

USE OF PROCEEDS

If we sell all 1,000,000 Units offered, gross proceeds to Jovian will be $3,500,000.  We expect to pay our underwriter $350,000 in commissions and we currently anticipate that expenses associated with this prospectus and the registration statement, including legal and accounting fees, will be approximately $255,000, resulting in net proceeds to our company of approximately $2,895,000.  We plan to apply the net offering proceeds together with production revenues and anticipated borrowings to acquisition of interests in oil and natural gas properties, reworking of existing wells and working capital.  At the present time, the Company has not entered into any letters of intent or agreements to acquire properties and does not have commitments for additional borrowings.  The following chart indicates our currently intended uses of the net proceeds from this offering.

Acquisitions	$1,650,000
Rework existing wells	875,000
Working capital	370,000
TOTALS	$2,895,000

Although the amounts set forth above indicate our present estimate of Jovian’s use of the proceeds from the initial public offering, we may reallocate the proceeds or utilize the proceeds for other corporate purposes.  The actual expenditures may vary from these estimates because of a number of factors, including whether Jovian has been operating profitably, what other obligations have been incurred by Jovian, whether we desire to expand Jovian’s existing operations, and whether additional development work is necessary or desirable for our properties.  If our need for working capital increases, we could seek additional funds through loans or other financing.  No such arrangements exist or are currently contemplated, and we may not be able to obtain additional funds in the future should the need arise.

Any proceeds received from the exercise of warrants will be used for working capital or such other purpose as we deem appropriate at the time of the receipt of those funds.

The excess, if any, of net proceeds of this offering not needed for immediate working capital or for the purposes set forth above will be placed temporarily in certificates of deposit, short-term obligations of the United States Government, or other money-market instruments that are rated investment-grade or its equivalent until used for Jovian’s purposes.

DIVIDEND POLICY

We do not presently anticipate paying any cash dividends on the common stock in the foreseeable future.

CAPITALIZATION

The following table sets forth the capitalization of Jovian as of December 31, 2002, after giving pro forma effect to the initial public offering of 1,000,000 Units.

	As of December 31, 2002
	Actual (1)	Pro forma (2)
	(In Thousands) (Unaudited)
Long-term debt	$ 692	$ 692
Stockholder’s equity:

Common stock, 10,000,000 shares authorized, $.0001 par value per share (actual), 10,000,000 shares authorized, $.0001 par value per share (pro forma); 4,000,000 shares issued and outstanding (actual), 5,000,000 shares issued and outstanding (pro forma)

	$ 1	$ 1
Paid-in capital (3)	--	$2,895
Retained earnings	$3,918	$3,918
Accumulated other comprehensive income	$ (5)	$ (5)
Total stockholder’s equity	$3,914	$6,809
Total Capitalization	$4,606	$7,501

________________

(1)

See the Consolidated Financial Information and notes thereto included elsewhere herein.

(2)

The unaudited pro forma capitalization as of December 31, 2002, gives effect to the proceeds from the offering and the use of proceeds as if they had occurred on December 31, 2002.  Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by Jovian to be appropriate and does not purport to be indicative of the results which would actually have been obtained or which may be obtained in the future.

(3)

The net proceeds from the offering are estimated to be $2,895,000, all of which will be classified as paid-in capital.

DILUTION

Jovian’s net tangible book value as of December 31, 2002, was $3,914,000, or $0.98 per share.  Net tangible book value per share represents the amount of total tangible assets of the Company, reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale in this offering of 1,000,000 Units (which include 1,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock) at the initial public offering price of $3.50 per Unit (all of which is being allocated to the common stock included in the Units for purposes of these calculations), the as adjusted net tangible book value of the Company as of December 31, 2002 would have been $6,809,000, or $1.36 per share.  This represents an immediate increase in net tangible book value of $.38 per share to Capco Energy (the current stockholder of Jovian) and an immediate dilution of $2.14 per share, or 61 percent, to new investors.

The following table illustrates the per share dilution in net tangible book value to new investors:

Public offering price per share	$ 3.50
Net tangible book value per share before the Offering	$ 0.98
Increase per share attributable to new investors	$ 0.38
Net tangible book value per share after the Offering	$ 1.36
Dilution per share to new investors	$ 2.14

The following table summarizes, on a pro forma basis, after the closing of the Offering, the differences in total consideration paid or delivered by Capco Energy for its 4,000,000 shares of common stock and the average price per share paid by Capco Energy and new investors with respect to the number of shares of common stock included in Units purchased and assuming an initial public offering price of $3.50 per share:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price/Share
Capco Energy	4,000,000	80%	$1,824,000	34%	$0.46
New investors	1,000,000	20%	$3,500,000	66%	$3.50
Total	5,000,000	100.0%	$5,324,000	100.0%

The information presented above, with respect to existing stockholders, assumes no exercise of the warrants included in the Units nor the exercise of the warrants issued to our underwriter, Adamson Brothers Inc.  In addition, 1,000,000 shares of common stock have been reserved for issuance upon the exercise of options that may be granted pursuant to Jovian’s 2002 Incentive Equity Plan.  Of the 472,500 options granted under the plan, 225,833 currently are exercisable.  In addition, we have issued non-qualified options to acquire 400,000 shares of our common stock.  The issuance of common stock pursuant to the 2002 Incentive Equity Plan or outside that plan may result in further dilution to new investors.  See “Executive Compensation—2002 Incentive Equity Plan”.

BUSINESS AND PROPERTIES

General

Jovian was established on January 19, 1999 as a Delaware corporation under the name Alfa Petroleum Company.  Our name was changed to New Millennium Resources, Inc. and then Capco Resource Corporation prior to changing to our current name of Jovian Energy, Inc. in November 2002.  We are engaged in oil and gas exploration, development and production activities through Jovian and its subsidiaries, Capco Asset Management, Inc. and Capco Resources Ltd.  The financial statements of Jovian included below in “Financial Information” include the consolidated financial statements of Jovian and its subsidiaries.  We currently are a wholly owned subsidiary of Capco Energy, Inc.  Effective October 1, 2002, we effected a reverse stock split so that the 7,960,000 shares of Jovian held by Capco Energy became 4,000,000 post-split shares of common stock.  All references in this prospectus to shares of common stock are to post-split shares.

The assets and liabilities of Jovian and its subsidiaries consist of the historical accumulation of such items since the inception of each corporate entity.  Capco Energy’s business practice is for each of its operating subsidiaries to hold title to its respective assets, and to be responsible for the direct obligations and expenses applicable to its operations.  Capco Energy provides managerial and administrative services to each operating subsidiary and allocates a portion of its general and administrative expenses to each subsidiary, with 50% historically being allocated to Jovian.  The historical financial statements of Jovian include these allocations.

Oil And Gas Production

Property Acquisition and Sales

We attempt to acquire developed and undeveloped oil and gas properties through the acquisition of leases and other mineral interests or through the acquisition of companies.

Effective February 2000, we entered into a Purchase and Sale Agreement with Samson Lone Star Limited Partnership and acquired a 63% working interest in properties in the Caplen Field, Galveston County, Texas, for a purchase price of $0.6 million including certain closing costs.  Subsequent to the date of acquisition, Jovian effected transactions that reduced our working interest ownership to 58%.

Effective December 30, 2000, we purchased from State Energy and Development Company a 65% undivided working interest in properties in the Kern Bluff Oil Field in Bakersfield, California for a purchase price of $0.3 million.  Subsequent to the acquisition, one well was drilled by Jovian to a depth of 3,300 feet in 2001, and was considered a dry hole.  A field re-work project to place into production all idle wells on the property is under way.

In December 2001, we increased our ownership in producing oil and gas properties in Kansas that we operated by acquiring working interests held by other owners in the properties.  The total acquisition cost of $0.3 million was funded by cash payments, the assumption of accounts receivable owed by the sellers and the assumption of obligations to be repaid from certain of the acquired properties’ future net cash flow.  In May 2002, we closed on the sale of our interest in these properties, realizing sales proceeds in the amount of $1.1 million.  Approximately $0.7 million of the sales proceeds was used to repay long-term debt and the balance was used for working capital.  Jovian recorded a gain in the amount of $0.3 million on this transaction.

In June 2002, we closed on an acquisition of producing oil and gas properties located in the state of Michigan and related accounts receivable at a total cost of $1.7 million.  Approximately $0.4 million of the acquisition cost was allocated to accounts receivable and the remainder, $1.3 million, was allocated to producing oil and gas property.  Funding for the acquisition consisted of cash payments in the total amount of $0.4 million and the assumption of seller-provided financing in the amount of $1.3 million payable to the operator of the properties.  We have included historical and pro forma financial information for the Michigan properties below under “Financial Information.”

In December 2002, we closed on an acquisition of producing oil properties located in the state of Louisiana at a total cost of $0.1 million.  In connection with the acquisition, we borrowed $0.1 million for a period of six months from a third party.

Equipment, Products and Raw Materials

We do not own any drilling rigs and have drilled only two wells in the last several years, both of which were dry holes.  Our principal products are crude oil and natural gas.  Crude oil and natural gas are sold to various purchasers including pipeline companies which service the areas in which our producing wells are located.  We believe we would be able to locate alternate customers in the event of the loss of one of these customers.  Our business is seasonal in nature, to the extent that weather conditions at certain times of the year may affect its access to oil and gas properties and the demand for natural gas.  Principally all of our oil and gas production is sold on a month-to-month basis with no firm contracts.

The existence of commercial oil and gas reserves is essential to the ultimate realization of value from properties, and thus may be considered a raw material essential to our business.

The acquisition, exploration, development, production and sale of oil and gas are subject to many factors outside of our control.  These factors include national and international economic conditions, availability of drilling rigs, casing, pipe and other fuels, and the regulation of prices, production, transportation, and marketing by federal and state governmental authorities.

We acquire oil and gas properties from landowners, other owners of interests in such properties, or governmental entities.  For information relating to specific properties, see “Properties” below.  We currently are not experiencing any difficulty in acquiring necessary supplies or services as long as we can pay for the services and supplies nor are we experiencing any difficulty selling our products.

Competition

The oil and gas business is highly competitive.  Our competitors include major companies, independents and individual producers and operators.  Many of our numerous competitors throughout the country are larger and have substantially greater financial resources than us.  Oil and gas, as a source of energy, must compete with other sources of energy such as coal, nuclear power, synthetic fuels and other forms of alternate energy.  Domestic oil and gas must also compete with foreign sources of oil and gas, the supply and availability of which have at times depressed domestic prices.  We have an insignificant competitive position in the oil and gas industry.  The general economic conditions in the United States and specifically in the oil and gas industry during the past several years have intensified the search for capital necessary for participation in the oil and gas business.  This shortage of capital has had the effect of curtailing the operations of many smaller independent companies with limited resources.

Environmental Compliance

Our regulated environmental activities are subject to an extensive variety of evolving federal, state and local laws, rules and regulations governing the storage, transportation, manufacture, use, discharge, release and disposal of product and contaminants into the environment, or otherwise relating to the protection of the environment.  Below is a summary of the more significant environmental laws that potentially impact our regulated environmental activities.  We are not aware of any other environmental laws that may have a material impact on our business or results of operations.

Resource Conservation and Recovery Act of 1976, as Amended in 1984 (“RCRA”)

The United States Congress enacted RCRA in 1976 and amended it in 1984.  RCRA established a comprehensive regulatory framework for the management of hazardous wastes at active facilities.  RCRA creates a “cradle to grave” system for managing hazardous wastes.  Those who generate, transport, treat, store or dispose of waste above certain quantities are required to undertake certain performance, testing and record keeping.  The 1984 amendments to RCRA, known as the Hazardous Solids Wastes Act (“HSWA”), increased the scope of RCRA to regulate small quantity hazardous waste generators and waste oil handlers and recyclers as well as require the identification and regulation of underground storage tanks in which liquid petroleum or hazardous substances were stored.  HSWA and its implementing regulations require the notification to designated state agencies of the existence and condition of regulated underground storage tanks and impose design, construction and installation requirements; leak detection, spill/over fill protection, reporting, and cleanup requirements; tank closure and removal requirements; and fiscal responsibility requirements.

Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “SUPERFUND”) as amended in 1982

CERCLA established the Superfund program to clean up inactive sites at which hazardous substances had been released.  Superfund has been interpreted to create strict, joint and several liability for the costs of removal and remediation, other necessary response costs and damages for injury to natural resources.  Superfund liability extends to generators of hazardous substances, as well as to (i) the current owners and operators of a site at which hazardous substances were disposed; (ii) any prior owner or operator of the site at the date of disposal; and (iii) waste transporters who selected such facilities treatment or disposal of hazardous substances.  CERCLA allows the EPA to investigate and re-mediate contaminated sites and to recover the costs of such activities (response costs), as well as damages to natural resources, from parties specified as liable under the statute.  CERCLA also authorizes private parties who incur response costs to seek recovery from statutorily liable parties.  CERCLA was amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”).  SARA provides a separate funding mechanism for the clean up of underground storage tanks.  CERCLA excludes petroleum including crude oil or any fraction thereof, with certain limitations from the definition of “hazardous substances” for which liability for clean up of a contaminated site will attach.  This exclusion also applies to those otherwise hazardous substances, which are inherent in petroleum, but not to those added to or mixed with petroleum products.

The Clean Water Act of 1972, as Amended (The “Clean Water Act”)

The Clean Water Act establishes water pollutant discharge standards applicable to many basic types of manufacturing facilities and imposes standards on municipal sewage treatment plants.  The Clean Water Act requires states to set water quality standards for significant bodies of water within their boundaries and to ensure attainment and/or maintenance of those standards.  Many industrial and governmental facilities must apply for and obtain discharge permits, monitor pollutant discharges and under certain conditions reduce certain discharges.

Federal Oil Pollution Act of 1990 (“OPA”)

The OPA amends the Clean Water Act and expands the liability for the discharge of oil into navigable waters.  Liability is triggered by discharge or substantial threat of a discharge of oil into navigable waters.  OPA defines three classes of parties subject to liability:  (1) owners, operators, and persons chartering vessels; (2) lessees and permits of areas where off-shore facilities are located; and (3) owners and operators of on-shore facilities.

The Clean Air Act of 1970, as Amended (The “Clean Air Act”)

The Clean Air Act required the EPA to establish and ensure compliance with national ambient air quality standards (“NAAQS”) for certain pollutants.  The NAAQS generally are to be achieved by the individual states through state implementation plans (“SIPs”).  SIPs typically attempt to meet the NAAQS by, among other things, regulating the quantity and quality of emissions from specific industrial sources.  As required by the Clean Air Act, the EPA also has established regulations that limit emissions of specified hazardous air pollutants and has established other regulations that limit emissions from new industrial sources within certain source categories.  The Clean Air Act was amended extensively in 1990, to, among other things, impose additional emissions standards that must be implemented by the EPA through regulations.

The Emergency and Community Right-to-Know Act (“EPCRA”)

EPCRA was passed as a part of the Superfund Amendments and Reauthorization Act (SARA).  EPCRA requires emergency planning notification, emergency release notification, and reports with respect to the storage and release of specified chemicals.  Industry must provide information to communities regarding the presence of hazardous and extremely hazardous substances at facilities within those communities.

The Occupational Safety and Health Administration Act (“OSHA”)

OSHA regulates exposure to toxic substances and other forms of workplace pollution and hazards.  The Department of Labor administers OSHA.  OSHA specifies maximum levels of toxic substance exposure.  OSHA also sets out a “right-to-know” rule which requires that workers be informed of, and receive training relating to, the physical and health hazards posed by hazardous materials in the workplace.

Other State And Local Government Regulation

Many States have been authorized by the EPA to enforce regulations promulgated under various federal statutes.  In addition, there are numerous other state as well as local authorities that regulate the environment, some of which impose more stringent environmental standards than Federal laws and regulations.  The penalties for violations of state laws vary but typically include injunctive relief, recovery of damages for injury to air, water or property, and fines for non-compliance.

Regulatory Status and Potential Environmental Risks

Our operations and facilities are subject to numerous federal, state and local environmental laws and regulations including those described above, as well as associated permitting and licensing requirements.

We regard compliance with applicable environmental regulations as a critical component of our overall operation and devote significant attention to protecting the health and safety of our employees and to protecting our facilities from environmental problems.  We believe that we have obtained or applied for all permits and approvals required under existing environmental laws and regulations to operate our current business.  In light of coverage of the state reimbursement funds and certain indemnification provisions included in various acquisition contracts, we do not believe that any pending or threatened environmental litigation or enforcement action(s) will materially and adversely affect our business.  Although we have implemented operating procedures at each of our facilities which are designed to assure compliance with environmental laws and regulations, given the nature of our business, we always are subject to environmental risks and the possibility remains that our ownership of facilities and our operations and activities could result in civil or criminal enforcement and public as well as private action(s) against Jovian, which may necessitate or generate mandatory clean up activities, revocation of required permits or licenses, denial of application for future permits, or significant fines, penalties or damages, any and all of which could have a material adverse effect on our business.

Insurance

We have a commercial liability policy, an umbrella policy, workmen’s compensation insurance, as well as other policies covering damage to our properties.  These policies cover our facilities, employees, equipment, inventories and vehicles in all states of operation.  These policies include coverage for a total of $5,000,000 for general liability and other hazards.  Although we believe insurance coverage is adequate for most foreseeable problems, and is comparable with the coverage of other companies in the same business and of similar size, our coverage does not protect Jovian from most third party liabilities relating to damage of the environment.  Such environmental related coverage to third parties is generally unavailable or available only at a prohibitive cost.

Employees

Jovian currently employs one individual on a full-time basis and three people on a part-time basis, none of whom are represented by any collective bargaining organizations.  We also use outside consultants and contractors to perform services for us.  We consider employee relations to be satisfactory at the present time.

Properties

Office Facilities

We lease space for our executive offices at 1401 Blake Street, Suite 100, Denver, Colorado 80202.  Our lease is on a month-to-month basis for $1,000 per month.

Oil And Gas Properties

We held interests in oil and gas leaseholds as of December 31, 2002, as follows:

	Developed Properties		Undeveloped Properties		Expiration Date
State	Gross Acres	Net Acres (1)	Gross Acres	Net Acres (1)
Alabama	320	88	--	--	(2)
California	1,106	966	1,115	725	Nov ’06 - July ’12
Louisiana	560	116	425	395	June ’03 – Dec ’04
Michigan	1,640	287	--	--	(2)
Mississippi	200	25	--	--	(2)
Texas	1,833	1,063	--	--	(2)
Canada	320	51	65	65	September ’12
Total	5,979	2,596	1,605	1,185

___________________________

(1)

Net acres represent the gross acres in a lease or leases multiplied by our working interest in such lease or leases.

(2)

Lease interest held by production.

Proved developed and proved undeveloped reserves

The following table sets forth the proved developed and proved undeveloped oil or gas reserves accumulated by Jovian at December 31, 2002, 2001, 2000, and 1999:

	2002		2001		2000		1999
	Oil (Bbls)	Gas (MCF)	Oil (Bbls)	Gas (MCF)	Oil (Bbls)	Gas (MCF)	Oil (Bbls)	Gas (MCF)
Proved Developed Reserves:
United States	326,873	2,535,627	510,077	476,807	449,017	414,094	587,807	281,871
Canada	--	--	--	--	--	57,313	--	--
	326,873	2,535,627	510,077	476,807	449,017	471,407	587,807	281,871
Proved Undeveloped Reserves:
United States	508,414	10,331,379	690,683	2,090,087	259,056	135,137	299,346	--
Canada	--	--	--	--	--	--	--	--
	508,414	10,331,379	690,683	2,090,087	259,056	135,137	299,346	--
Total Reserves
United States	835,287	12,867,006	1,200,760	2,566,894	708,073	549,231	887,553	281,871
Canada	--	--	--	--	--	57,313	--	--
	835,287	12,867,006	1,200,760	2,566,894	708,073	636,544	887,553	281,871

No major discovery or other favorable or adverse event has occurred since December 31, 2002, which is believed to have caused a material change in our proved reserves.

Reserves Reported To Other Agencies

There have been no reserve estimates filed with any other United States federal authority or agency.

Net Oil And Gas Production

The following table sets forth the net quantities of oil (including condensate and natural gas liquids) and gas produced during the years ended December 31, 2002, 2001 and 2000, and the seven months ended December 31, 1999:

	2002	2001	2000	1999
Oil (Bbls):
United States	31,372	53,828	40,092	16,375
Canada	--	--	--	--
Gas (Mcf):
United States	152,669	57,336	39,482	25,572
Canada	3,157	9,548	15,440	--

Average Sales Price And Production Cost

The following table sets forth the average sales price and production cost per unit of production for the years ended December 31, 2002, 2001 and 2000, and the seven months ended December 31, 1999:

	2002	2001	2000	1999
Average Sales Price: Per Equivalent Barrel of Oil:
United States	$23.38	$23.98	$27.44	$29.06
Canada	$ 7.19	$12.39	$ 6.59	--
Average Production (Lifting) Costs: Per Equivalent Barrel of Oil
United States	$12.76	$13.64	$10.69	$9.62
Canada	$15.66	$ 5.89	$ 1.61	--

During the periods covered by the foregoing tables, we were not a party to any long-term supply or similar agreements with foreign governments or authorities in which Jovian acted as a producer.

Productive Wells

The following tables set forth our total gross and net productive oil and gas wells as of December 31, 2002 and 2001 (1):

Oil	2002		2001
State	Gross (2)	Net (3)	Gross (2)	Net (3)
Alabama	--	--	--	--
California	14	9.1	9	5.9
Kansas	--	--	28	8.5
Louisiana	11	2.3	--	--
Michigan	3	0.5	--	--
Texas	9	5.3	8	5.4
Canada	--	--	--	--
Totals	37	17.2	45	19.8

Gas	2002		2001
State	Gross (2)	Net (3)	Gross (2)	Net (3)
Alabama	2	0.5	2	0.5
California	--	--	--	--
Kansas	--	--	--	--
Michigan	9	1.5	--	--
Texas	--	--	--	--
Canada	14	3.5	14	3.5
Totals	25	5.5	16	4.0

(1)

Productive wells are producing wells and wells capable of production including wells that are shut in.

(2)

A gross well is a well in which a working interest is owned.  The number of wells is the total number of wells in which a working interest is owned.

(3)

A net well is deemed to exist when the sum of fractional ownership working interests owned in gross wells equals one.  The number of net wells is the sum of the fractional ownership working interests owned in gross wells expressed in whole numbers and fractions thereof.

Undeveloped Properties.  During the year ended December 31, 2001, we acquired leasehold interests in two shut-in properties in Vermillion and Beauregard Parishes, Louisiana.  A re-completion attempt on the Beauregard Parish location in the fourth quarter of that year was not successful.  The well is currently being evaluated for additional potential.  Following testing and evaluation activities on the other location in Vermillion Parish, the decision was made to plug and abandon the well in the year 2002.

During the year ended December 31, 2002, we acquired a working interest in an undeveloped lease in Matagorda County, Texas.  The operator of the project is seeking working interest partners to share the expense of exploration and development, including the cost of a 3-D seismic program scheduled to take place during the year 2003 before proposing a specific downhole target.

Our oil and gas properties are in the form of mineral leases.  As is customary in the oil and gas industry, a preliminary investigation of title is made at the time of acquisition of undeveloped properties.  Title investigations are generally completed, however, before commencement of drilling operations.  We believe that our methods of investigating are consistent with practices customary in the industry and that it has generally satisfactory title to the leases covering its proved reserves.

Drilling Activity.  We drilled one dry hole in California during the year ended December 31, 2001.  Additional drilling activity consisted of re-completion attempts of previously drilled locations in Louisiana and Texas.  We drilled one productive development well and no dry wells during the year ended December 31, 2000.  No wells were drilled during the seven months ended December 31, 1999.

Delivery Commitments.  We are not obligated to provide a fixed and determinable quantity of oil and gas in the future pursuant to existing contracts or agreements.

Past Expenditures on Proved Undeveloped Reserves

The following is a summary of amounts we spent to acquire and/or develop our proved undeveloped reserves during the years ended December 31, 2002, 2001 and 2000:

Year	Description	Broussard#1	Rincon Del Mar
2002	Acquisition, including rentals	$ 96,585	$ 1,417
	Drilling costs	$ 1,315	$ --
2001	Acquisition, including rentals	$ 214,773	$ 13,044
	Drilling costs	$ 214,739	$ --
2000	Acquisition, including rentals	$ 73,492	$ --
	Total	$ 600,904	$ 14,461

Estimated Future Capital Investments on Undeveloped Reserves

Our estimated capital investments for drilling costs and facilities costs to develop our proved undeveloped reserves during 2003, 2004 and 2005 are as follows:

Year	Estimated Total Expenditures	Estimated Drilling Costs	Estimated Facilities Costs
2003	$ 2,101,770	$ 1,806,070	$ 295,700
2004	$ 748,000	$ 571,725	$ 176,275
2005	$ 223,300	$ 167,475	$ 55,825

These estimates are subject to change as we evaluate results of our activities and based on the availability of funds.

Legal Proceedings

There are no known pending or threatened litigation involving us or which may affect us.

Reasons for the Initial Public Offering

The Capco Energy Board of Directors has determined that a successful initial public offering will enable the management of Jovian to operate and develop its core business more effectively.  The Capco Energy Board of Directors has concluded that the initial public offering is in the best interests of Capco Energy, Jovian and Capco Energy’s shareholders because it believes that:

•

separating Jovian from the convenience store and petroleum products distribution businesses of Capco Energy will increase the financing capability of Jovian by providing it with more efficient access to the equity and debt markets;

•

having two separate public companies will enable financial markets to evaluate each company more effectively, thereby enhancing shareholder value over the long term for both companies and making the stock of each more attractive as currency for future acquisitions;

•

the initial public offering will provide Jovian’s management with increased strategic flexibility and decision-making power to realize significant growth opportunities; and

•

having a separate management and ownership structure for Jovian will provide the opportunity for equity-based compensation that is more closely related to the business in which its employees work.

Trading of Jovian Common Stock

There currently is no public market for the Units nor the common stock and warrants included in the Units.  We intend to apply for our common stock to be listed on the AMEX following the offering; however, there is no assurance that a market for the common stock or any other of our securities will develop after the offering or at all.

The prices at which the common stock will trade following the initial public offering will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock, investor perceptions of Jovian, our business and prospects, results of operations, and general economic and market conditions.

The Transfer Agent and Registrar for the common stock will be Computershare Investor Services, P.O. Box 1596, Denver, Colorado 80201-1596, telephone (303) 262-0600.

Available Information

We have filed a registration statement on Form SB-2 with the SEC with respect to the securities offered pursuant to this prospectus.  This prospectus, which was filed as part of that registration statement, does not contain all the information set forth in the registration statement or exhibits to the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to Jovian and this offering, please refer to the registration statement, including exhibits filed with the registration statement, which may be read and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, materials filed electronically by us with the SEC are available at the SEC’s internet website at http://www.sec.gov.

Following the initial public offering, we will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and other reports with the SEC.  We also will be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders.  After the initial public offering, such reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the SEC or obtained by mail or over the Internet from the SEC, as described above.

No person is authorized by Capco Energy or Jovian to give any information or to make any representations other than those contained in this prospectus.  If given or made, such information or representations must not be relied upon as having been authorized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our financial condition and results of operations for 2000 and 2001.  This discussion should be read in conjunction with our financial statements, the notes to the financial statements, and the other financial data included in this prospectus.

These statements are based on certain assumptions and analyses made by the management of Jovian in light of: past experience and perception of: historical trends, current conditions, expected future developments, and other factors that the management of Jovian believes are appropriate under the circumstances.  Jovian cautions the reader that these forward-looking statements are subject to risks and uncertainties, including those associated with: the financial environment, the regulatory environment, and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements.  Such risks and uncertainties include those risks and uncertainties identified below.

Significant factors that could prevent Jovian from achieving its stated goals include: the failure by Jovian to integrate the respective operations of Jovian and its acquisitions or to achieve the synergies expected from the acquisitions, declines in the market prices for oil and gas, increase in refined product prices, and adverse changes in the regulatory environment affecting Jovian.  The cautionary statements contained or referred to in this report should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Jovian or persons acting on its or their behalf.  Jovian undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Results Of Operations

Year Ended December 31, 2002, Compared To Year Ended December 31, 2001

Jovian’s revenues from oil and gas activities were $1.3  million in 2002 compared to $1.6 million in 2001.  This decrease is primarily due to the sale of producing oil properties in Kansas in 2002, offset by the purchase of the producing properties located in Michigan later in the same year.  The Company’s total oil production decreased to 31,372 barrels in 2002 from 53,828 barrels in 2001.  The Company’s gas production increased to 155,826 mcf in 2002 from 66,884 mcf in 2001.  The average sales price received per barrel of oil equivalent decreased to $23.38 in 2002 from $23.98 in 2001.

Jovian’s cost of sales were $0.7 million in 2002 compared to $0.9 million in 2001.  This decrease is primarily due to the increase in gas production volumes and the reduction in oil production volumes.  Depreciation, depletion and amortization was $0.2 million in 2002 compared to $0.4 million in 2001.

Net operating revenues from our oil and gas production are very sensitive to changes in the price of oil; thus it is difficult for management to predict results of operations from our oil and gas production.

General and administrative (“G&A”) expenses were $0.6 million in 2002 and $0.7 million in 2001, a decrease of $0.1 million, due primarily to a reduction in personnel costs resulting from the closure of field offices during 2002.  Interest expense decreased to $0.1 million in 2002 from $0.3 million in 2001 as Jovian reduced outstanding debt during 2002.

Gain on sales of property and investments, including unrealized holding losses on marketable securities, decreased to $0.3 million in 2002 from $5.9 million in 2001.  Jovian’s marketable securities position declined by approximately 70% during the year 2001 from $13.0 million to $4.0 million and approximately 97%  during the year 2002 from $4.0 million to $0.1 million.  Jovian sold its marketable securities to provide cash to make acquisitions of oil and gas reserves, reduce debt, and provide cash for distributions to its parent company.

Equity loss in investments was $0.0 million in 2002 and $0.1 million in 2001.  This reduction is related to the change in our investment in Meteor Industries, Inc. from equity to mark to market reporting basis.

Income tax benefit was $0.4 million in 2002 compared to an income tax provision of $0.3 million in 2001. This change is related to taxable income in 2001 and a taxable loss in 2002.

Minority interest in loss (income) of consolidated subsidiary was ($0.1) million in 2002 compared to $0.1 million in 2001. This change is related to the gain on sale of marketable securities in 2002 by our approximately 88.9% owned consolidated Canadian subsidiary and a loss in operations in 2001.

Year Ended December 31, 2001 Compared To Year Ended December 31, 2000

Our revenues from oil and gas activities were $1.6 million in 2001 compared to $1.3 million in 2000.  This increase is primarily due to production from the Caplen Field in Galveston County, Texas that was acquired by us in March 2000.  On a BOE basis, our total production increased to 64,975 BOE in 2001 from 49,246 BOE in 2000.  The average sales price received per BOE decreased to $23.98 in 2001 from $27.44 in 2000.

Our cost of sales were $0.9 million in 2001 compared to $0.5 million in 2000.  This increase is primarily due to the increase in production volumes and expenditures incurred in connection with well remediation activities initiated by us in our efforts to increase production.  Depreciation, depletion and amortization was $0.4 million in 2001 compared to $0.4 million in 2000.

Net operating revenues from our oil and gas production are very sensitive to changes in the price of oil; thus it is difficult for management to predict whether or not we will be profitable in the future.

G&A costs were $0.7 million in 2001 compared to $0.9 million in 2000.  The change is primarily due to a decrease in expenditures for professional fees and consultants in 2001 as the services provided by such third parties in 2000 were either no longer required or were performed by our employees.

Interest expense was the same at $0.3 million in 2001 and $0.3 million in 2000.

Gain on sales of property and investments decreased to $5.9 million in 2001 from $6.0 million in 2000 as we continued to sell marketable securities and other assets for working capital and to provide funding for its acquisitions and distributions to our parent.

Equity loss in investments was $0.3 million in 2000 and $0.1 million in 2001.  This increase is related to lower losses in our equity investment in Meteor Industries, Inc

Income tax provision was $0.3 million in 2001 compared to an income tax provision of $0.1 in 2000. This change is related to more taxable income in 2001.

Minority interest in loss (income) of consolidated subsidiary was $0.1 million in 2001 compared to $0.6 million in 2000. This change is principally related to the gain on sale of marketable securities in 2000 by our approximately 87.5% owned consolidated Canadian subsidiary and a loss in operations in 2001.

Liquidity And Capital Resources

At December 31, 2002, we had a negative working capital of $1.5 million. We have been selling our marketable securities to provide funds for acquisitions of oil and gas reserves, reduction of debt and to provide cash for distributions to our parent company. We only have $0.1 million remaining in marketable securities, so we will not be able to continue this process beyond this year.  In order to create income from operations we need to reduce our operating expenses or increase our gross profit, which we will not be able to do without additional funding either through debt or sale of equity.   We plan to sell our remaining marketable securities during the year 2003 to provide funding for current operating expenses.  Beginning in the third quarter of year 2002, our revenues from oil and gas operations exceeded cost of sales and general and administrative expenses.  We anticipate similar results during the year 2003, enabling us to use the excess cash flow to reduce the working capital deficit.   During the year 2002, we sold marketable securities and paid certain debts, we closed on the sale of our producing oil and gas properties in Kansas, realizing proceeds of approximately $1.1 million that were used for working capital and to retire debt, we settled $1.9 million in debt and accrued expenses by paying $0.5 million in cash and 832,606 shares of Jovian’s equity securities of Chaparral Resources, Inc., and we reduced our field personnel and administrative staff.

Net cash used in operating activities totaled $0.3 million for the year 2002, compared to cash used in operating activities of $0.2 million for the year 2001.  In 2002, net income, adjusted for reconciling items, provided a cash outflow of $0.1 million.  Changes in assets and liabilities in 2002 provided an additional cash outflow of $0.2 million.  In 2001, net income, adjusted for reconciling items, resulted in a cash outflow of $0.3 million.  Changes in assets and liabilities in 2001 provided a cash inflow of $0.1 million.

Net cash provided by investing activities totaled $1.8 million for the year 2002, compared to cash provided by investing activities of $6.5 million for the year 2001.  The decrease is due principally to a $7.0 million decline in proceeds from sale of marketable securities as Jovian liquidated a significant portion of its marketable securities portfolio during the year 2001.

Net cash used in financing activities totaled $1.6 million for the year 2002, compared to cash used in financing activities of $6.7 million for the year 2001.  The decrease is due principally to a $4.9 million decline in distributions to Jovian’s parent company during the year 2002.

We will owe payments on the seller provided financing from the Michigan oil and gas properties that were acquired in June 2002.  Net cash flow from the properties is used to reduce the debt. Based on current production volumes and prices, it is estimated that the debt will be paid in full during the third quarter of the year 2003, after which the net cash flow will be paid to Jovian.

We are obligated to pay lease costs of approximately $24,000 during the year 2003 for land and office facilities.

We are responsible for any contamination of land we own or lease.  However, we may have limitations on any potential contamination liabilities as well as claims for reimbursement from third parties.

We sell most of our oil production to certain major oil companies.  However, in the event these purchasers discontinued oil purchases, we have made contact with other purchasers who would purchase the oil at terms standard in the industry.

Effect Of Changes In Prices

Changes in prices during the past few years have been a significant factor in the oil and gas industry.  The price we receive for the oil and gas produced has fluctuated significantly during the last year.  Changes in the price that we receive for our oil and gas is set by market forces beyond our control as well as governmental intervention.  The volatility and uncertainty in oil and gas prices makes it more difficult for a company like us to increase our oil and gas asset bases and become a significant participant in the oil and gas industry.

MANAGEMENT

Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was first elected.  Additional information concerning each of these individuals follows the table.

Name	Age	Position	Initial Date As Director
Ilyas Chaudhary	55	Director and Chief Executive Officer	November 1999
Stephen A. Lieberman	51	President	--
Walton C. Vance	55	Chief Financial Officer	--
Dennis R. Staal	54	Director	February 2000
Paul L. Hayes*	67	Director	September 2002
Irwin Kaufman*	66	Director	September 2002
Rosanne Manes	42	Secretary	--

_______________________

(*)

Member of the Audit Committee of our Board.  The Audit Committee is primarily responsible for the effectiveness of our accounting policies and practices, financial reporting and internal controls.

Ilyas Chaudhary – Mr. Chaudhary has been Chief Executive Officer and a Director of Jovian and of Capco Energy since November 1999.  He also served as President of Jovian from November 1999 until February 2003.  From September 1998 until November 1999, Mr. Chaudhary managed his personal investments and reviewed potential investment opportunities.  He was an officer and a director of Saba Petroleum Company (now Greka Energy Corporation), a publicly held oil and gas company, from 1985 until September 1998.  Mr. Chaudhary has 25 years of experience in various capacities in the oil and gas industry, including eight years of employment with Schlumberger Well Services from 1972 to 1979.  Mr. Chaudhary received a Bachelor of Science degree in Electrical Engineering from the University of Alberta, Canada.

Stephen A. Lieberman – Mr. Lieberman has served as the President of Jovian since February 2003.  From December 1996 until February 2003, Mr. Lieberman owned and operated American Energy Advisors, Inc., a full-service oil and gas consulting services company that performs reservoir, operational, and acquisition studies for the oil and gas industry.  From August 1987 until December 1996, Mr. Lieberman worked in various capacities for Presidio Oil Company, a Denver, Colorado-based, publicly traded oil and gas company.  While at Presidio, Mr. Lieberman’s duties included supervising a staff of engineers and geologists, performing reservoir studies, and assisting in the preparation of reserve presentations utilized in the preparation of periodic reports filed with the SEC.  Mr. Lieberman’s responsibilities also included work on acquisitions and dispositions of oil and gas properties.  Prior to joining Presidio, Mr. Lieberman served in various capacities for oil and gas companies and oil and gas consulting companies since receiving his B.S. degree in petroleum and natural gas engineering from Pennsylvania State University in 1974.

Walton C. Vance – Mr. Vance has served as our Chief Financial Officer since April 2003.  From October 2002 to March 2003, Mr. Vance served as manager of financial and tax reporting for our parent company, Capco Energy, Inc.  From July 2000 until September 2002, Mr. Vance served as controller of Capco Energy, Inc.  From July 1998 to June 2000, he was an independent consultant, providing accounting and financial reporting services to businesses, including oil and gas producers.  From July 1993 to June 1998, he was employed by Saba Petroleum Company, a publicly traded oil and gas company, in the capacities of controller, chief financial officer and corporate secretary.  Mr. Vance also served as a director of Saba Petroleum Company from September 1996 to June 1998.  Prior to July 1993, Mr. Vance was employed as the chief administrative officer for a law firm in Dallas, Texas, held various financial positions with an oil and gas producer in Dallas and Midland, Texas and worked in the audit practice of Lybrand, Ross Brothers & Montgomery (now Pricewaterhouse Coopers LLP).  Mr. Vance received his Bachelor’s degree in Business Administration from Rochester Institute of Technology.

Dennis R. Staal - Mr. Staal has over 30 years of experience in various capacities in the finance industry.  He has been a Director of each of Jovian and Capco Energy since February 2000 and was Chief Financial Officer of each from February 2000 to October 1, 2002.  Since October 2002, Mr. Staal has acted as an independent financial consultant.  From 1970 through 1973, he was a Certified Public Accountant with Arthur Andersen & Co.  From 1973 through 1976, he was Controller for the Health Planning Council of Omaha.  From 1977 through 1981, he served as a Director of Wulf Oil Corporation and as President of such company from 1979 to 1981.  From 1979 through 1982, he served as a Director of Chadron Energy Corporation, and as Director of the First National Bank of Chadron.  From 1982 through 1984, he was Chief Financial Officer of High Plains Genetics, Inc.  From 1986 to 1991, Mr. Staal was Director and Officer of Saba Petroleum Company.  From 1993 to 2000 Mr. Staal was Chief Financial Officer of Meteor Industries, Inc., a public petroleum marketing company now known as Active IQ Technologies Inc.  Mr. Staal received his Bachelor’s degree in Business Administration from the University of Nebraska.  Mr. Staal served as a director of Stansbury Holdings Corporation, which is a public reporting company, from January 31, 2000 until October 31, 2002.

Paul L. Hayes – Mr. Hayes has been a director since September 2002.  He has over twenty years experience in the securities industry.  Mr. Hayes has 45 years of experience in the energy field.  He has served as a director of Rubicon Energy, a coal bed methane producer, since May 2001, Solar Time, an alternative energy company, since June 2001, and as chairman of the board of Hayes Brothers Snowboards, a snowboard manufacturing company, since March 2000.  He is a former director of Gasco Energy, where he served from June 1999 until September 2001, and Capco Energy, where he served from February 2000 until September 2002, all of which are public companies.  He has over 20 years experience in the securities industry, including as an officer and analyst for CIBC World Markets, where he was a senior vice president and small cap oil analyst from 1990 until 1997, Fahnestock & Company, and William D. Witter, Inc.  From 1997 until 1999, he was a senior vice president of Yorkton Securities in Toronto, Canada.  In 1999, he left Yorkton to become a founding director of Gasco Energy.  In his early career he was employed as an engineer and executive by EXXON-Mobil, BP-Amoco and Chevron.  His undergraduate degree is a B.S. in Petroleum Engineering from Oklahoma University and his graduate degree is an M.B.A from Harvard University.

Irwin Kaufman – Mr. Kaufman has been a director of Jovian since September 2002.  Mr. Kaufman has served as a director of Capco Energy since November 1999.  Since 1988, Mr. Kaufman has helped arrange financing for small and mid-sized companies and consults with management to enhance shareholder value.  Mr. Kaufman has also been a principal consultant for Computer and Mathematics Education for the Sherman Fairchild Foundation.

Rosanne Manes – Ms. Manes was elected as Secretary of Jovian in September 2002.  In 1979 Ms. Manes was hired as clerical staff for the National Park Service, Denver Service Center.  She was promoted to the position of Contracting Office Secretary in 1981 and served at that position until November 1986.  From 1986-1991, Ms. Manes worked at various clerical levels for several companies.  In April 1991, Ms. Manes was hired as the bookkeeper/administrative assistant for Meteor Developments, Inc. and Alfa Resources, Inc. and its subsidiaries.  When Meteor Industries, Inc. was incorporated in 1993 by the officers of Alfa Resources, Inc., Ms. Manes was reassigned as the bookkeeper/administrative assistant for Meteor Industries, Inc.  In 1995 she became executive assistant and assistant corporate secretary for Meteor Industries, Inc. until the merger with Active IQ Technologies, Inc. occurred in May 2000.  From May 2000 until September 2001, Ms. Manes served as Assistant Corporate Secretary for Meteor Marketing, Inc. and its subsidiaries.  Ms. Manes is currently employed by Meteor Marketing, Inc. and has been the Corporate Secretary for Meteor and its subsidiaries since September 2001.  She attended Colorado State University in 1978 and completed one year of general studies.

There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

Jovian’s compensation program for executive officers is based on the following principles:

Compensation should be reflective of overall company financial performance and an individual’s contribution to Jovian’s success.  Compensation packages should be based on competitive practices designed to attract and retain highly qualified executive officers.  Long-term incentive compensation should be construed to closely follow increases in stockholder return.

Cash bonuses and stock options are provided on a discretionary basis but the amount of options issued are generally tied to Jovian’s performance and prospects.  Individual executive officers and managers can earn a portion of their cash and option bonuses based on Jovian’s financial performance compared to budget and additional bonuses are paid at the discretion of the compensation committee and approved by the Board of Directors.

Jovian’s executive officers currently are compensated by Capco Energy.  If the initial public offering is successful, Jovian will compensate the executive officers directly.

The following table sets forth the initial annualized base salaries that we intend to pay after the initial public offering.  The compensation amounts do not include incentive cash bonuses, options or other items that may in the future be determined and payable under management incentive plans.

Name	Position	Salary
Ilyas Chaudhary	Chief Executive Officer	$100,000
Stephen A. Lieberman	President	$150,000(1)
Walton C. Vance	Chief Financial Officer	$50,000(2)
Rosanne Manes	Secretary	$25,000

_______________________

(1)

Mr. Lieberman’s salary will accrue until the completion of the initial public offering, at which time the accrued amounts will be paid.

(2)

Mr. Vance will devote 50% of his time to Jovian and be paid a salary of $50,000 per year.

Summary Compensation

The following table sets forth in summary form the compensation we paid to Ilyas Chaudhary, our Chief Executive Officer, for 2002, 2001 and 2000; none of our other executive officers, directors or employees was paid in excess of $100,000 during any of those years.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position		Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Award(s)($)(4)	Securities Underlying Options/SARs (#)(5)	LTIP Payouts ($)(6)	All Other Compensation ($)(7)

Ilyas Chaudhary,	2002	$106,700	$0	$0	$0	200,000	$0	$0
Chief Executive Officer	2001	$101,500	$0	$0	$0	0	$0	$0
	2000	$118,300	$0	$0	$0	0	$0	$0

____________________

(1)

The dollar value of base salary (cash and non-cash) earned during the year indicated.

(2)

The dollar value of bonus (cash and non-cash) earned during the year indicated.

(3)

The dollar value of compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property, earned during the year indicated.

(4)

The dollar value (net of any consideration paid by the person named in the Summary Compensation Table) of awards of restricted common stock.

(5)

The sum of the number of shares of common stock to be received upon the exercise of all stock options granted.

(6)

Other than our 2002 Incentive Equity Plan, we do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

(7)

All other compensation received that could not be properly reported in any other column of the Summary Compensation Table including annual contributions by Jovian or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by us, or on our behalf, with respect to term life insurance for the benefit of the Named Executive Officers, and the full dollar value of the remainder of the premiums paid by us or on our behalf.

Option Grants

No option grants were made by Jovian during 2001.  The following table sets forth information concerning individual grants of stock options we made to Mr. Chaudhary during 2002.  Half of the options are immediately exercisable and the remaining options become exercisable on October 1, 2003 if Mr. Chaudhary remains our employee at that time.

Option Grants

Name	Number of Common Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Ilyas Chaudhary	200,000	45%	$3.50/Share	10/11/2007

Employment Agreements

On October 1, 2002, Jovian, Capco Energy, Meteor Enterprises, Inc. and Dennis R. Staal, our director and former Chief Financial Officer, entered into an agreement pursuant to which Mr. Staal would (1) serve as a director of Jovian, Capco Energy and Meteor, (2) receive compensation of $750 every other week, and (3) be entitled to health benefits for himself and his dependents as available to other employees at no cost.  Mr. Staal also received an option to purchase up to 50,000 of our shares of common stock for $3.50 per share until October 1, 2007.  Options to purchase 25,000 of those shares are now exercisable and the remaining options become exercisable on October 1, 2003.

Jovian has an oral agreement to compensate Stephen A. Lieberman with a salary of $150,000 per year to serve as Jovian’s President.  Jovian also agreed to issue Mr. Lieberman options to purchase 400,000 shares of common stock at $3.50 per share until February 1, 2008.  One-third of these options will become exercisable on each of February 1, 2004, 2005 and 2006 if Mr. Lieberman continues to be an employee of Jovian at those times.  Jovian also has an oral agreement to compensate Walton Vance with a salary of $50,000 per year to spend 50% of his time serving as Jovian’s Chief Financial Officer.  Jovian also agreed to issue Mr. Vance options to purchase 100,000 shares of common stock for $3.50 per share until February 1, 2008.  Options to purchase 33,333 of those shares are now exercisable and the remaining options become exercisable on a pro rata basis over the two-year period ending March 31, 2005.

Other than the agreement with Mr. Staal, we have no written employment agreements with our officers or directors.

2002 Incentive Equity Plan

Effective October 1, 2002, our Board of Directors and Capco Energy, in its capacity as the sole stockholder of Jovian, approved our 2002 Incentive Equity Plan (the “Plan”).  Pursuant to the Plan, we may grant stock awards or options to purchase up to 1,000,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success.  We also may grant Performance Units and Appreciation Rights pursuant to the Plan.

The options granted pursuant to the Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options.  The Performance Units may be payable in cash, shares or a combination thereof provided that Jovian achieves specific objectives outlined in each grant of Performance Units.  Appreciation Rights may be in the form of cash, shares or a combination thereof and are payable for up to 100 percent of the market value increase of our shares over the value at the date of grant.

The Plan is administered by a committee composed of at least two members of the Board which determines the terms of the grants, subject to the requirements of the Plan.  As of March 31, 2003, options to purchase 472,500 shares have been granted under the Plan and options or grants for an additional 527,500 shares may be made under the Plan.  In addition, we have issued non-qualified options to acquire 400,000 shares of our common stock.

Compensation of Outside Directors

Each director who is not also a Jovian employee is paid $500 per meeting attended.  We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf.

BENEFICIAL OWNERS OF SECURITIES

The following table summarizes certain information as of April 1, 2003, and as anticipated immediately following this offering with respect to the beneficial ownership of common stock (i) by our directors, Chief Executive Officer and President, (ii) by stockholders known to own 5% or more of the common stock, and (iii) by all officers and directors as a group.  The following table assumes that the persons named do not purchase additional shares in the offering although this may occur.

	As Of April 1, 2003		After Offering
Name And Address Of Beneficial Owner	Number Of Shares	Percentage Of Class Beneficially Owned	Number Of Shares	Percentage Of Class Beneficially Owned
Capco Energy, Inc. 1401 Blake Street, Suite 200 Denver, CO 80202	4,000,000	100.0%	4,000,000	80.0%
Ilyas Chaudhary c/o Capco Energy, Inc. 1401 Blake Street, Suite 200 Denver, CO 80202	4,100,000(1)	100.0%	4,100,000(1)	80.4%
Stephen A. Lieberman	0(2)	--	0(2)	--
Dennis R. Staal	25,000(3)	*	25,000(3)	*
Paul L. Hayes	25,000(3)	*	25,000(3)	*
Irwin Kaufman	25,000(3)	*	25,000(3)	*
All Officers And Directors As A Group (Seven Persons)	4,213,333 (1)(2)(3)(4)	100.0%	4,213,333 (1)(2)(3)(4)	80.8%

_______________

*  Less than one percent.

(1)

Consists of options to purchase 100,000 shares of common stock that became exercisable on October 1, 2002, from options to purchase a total of 200,000 shares of common stock.  Also includes the 4,000,000 shares held by Capco Energy for which Mr. Chaudhary serves as Chief Executive Officer and as a director.

(2)

Mr. Lieberman was granted options to acquire 400,000 shares of common stock.  One-third of the options become exercisable on each of February 1, 2004, 2005 and 2006.

(3)

Consists of options to purchase 25,000 shares of common stock that became exercisable on October 1, 2002, from options to purchase a total of 50,000 shares of common stock.

(4)

Includes options to purchase 33,333 shares that became exercisable on October 1, 2002 and April 1, 2003, from options to purchase a total of 100,000 shares granted to Walton Vance, our Chief Financial Officer; and options to purchase 5,000 shares that became exercisable on October 1, 2002, from options to purchase a total of 10,000 shares granted to Rosanne Manes, our Secretary.

TRANSACTIONS BETWEEN JOVIAN AND RELATED PARTIES

This section describes the transactions we have engaged in with our current and past directors and officers and persons known by us to be the beneficial owners of 5% or more of either class of our common stock since January 1, 2000.

In the year 2000, we were a party to a transaction with Sedco, Inc. (“Sedco”), a company controlled by Ilyas Chaudhary, our Chief Executive Officer.  Our acquisition of Capco Resources Ltd. in March 2000 from Sedco resulted in the acquisition of receivables and payables in the amounts of $329,000 and $533,000, respectively.  Also during the year 2000, total distributions to our parent amounted to $2.1 million.  This amount was reported as a return of capital in our statement of stockholder’s equity.

During the year 2001, we entered into transactions with Sedco.  We sold to Sedco (1) an oil and gas property interest at a cost basis of $50,000, and (2) 51,600 shares of marketable securities that we owned with a market value of $672,000, plus indebtedness in the amount of $127,000 related to those marketable securities, resulting in a gain to us of $550,000.  We accrued oil and gas revenue in the amount of $29,000 owed to Sedco for the participation of Sedco in oil and gas properties that we operated.

In April 2001, we provided cash proceeds in the total amount of $3.0 million from the sale of marketable securities, and additional marketable securities with a market value of $300,000, to our parent to partially fund the cost of an acquisition by our parent.  We realized a gain in the total amount of $2.2 million from this transaction.

Total distributions during the year 2001 to our parent amounted to $6.5 million.  Of this amount, $2.0 million is reported on our statement of stockholder’s equity as a return of capital and $4.5 million is reported as a distribution of accumulated earnings.

Our reserve reports as of December 31, 2001 and 2000 were prepared by the petroleum engineering firm of American Energy Advisors, Inc.  Stephen A. Lieberman, President of Jovian, is the owner of, and until February 2003 was the president of, American Energy Advisors, Inc.  We have agreed to pay Mr. Lieberman the salary of $150,000 per year to serve as our President.  In addition, we agreed to issue Mr. Lieberman options to purchase 400,000 shares of common stock at $3.50 per share until February 1, 2008.  See “Executive Compensation—Employment Agreements” for additional information.  We paid American Energy Advisors, Inc. $10,000 for services performed during the year 2002.  American Energy Advisors, Inc. has not billed Jovian for any services performed during the three months ended March 31, 2003.

During the year ended 2002, total distributions to our parent amounted to $0.7 million.  This amount is reported as a distribution of accumulated earnings in our statement of stockholder’s equity.

Conflicts of Interest Policies

Our Board of Directors and our officers are subject to certain provisions of Delaware law that are designed to eliminate or minimize the effects of certain potential conflicts of interest.  In addition, our bylaws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that the transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

We believe that the transactions described above were on terms at least as favorable to Jovian as could have been obtained had we been dealing with unaffiliated third parties.  All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors.  We believe that by following these procedures, we will be able to mitigate the possible effects of these conflicts of interest.

Except as described above, since January 1, 2000, there were no transactions between Jovian and our directors, executive officers or known holders of more than five percent of Jovian’s common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 10,000,000 shares of $0.0001 par value common stock and 1,000,000 shares of $0.0001 par value preferred stock.  As of the date of this prospectus, there were 4,000,000 shares of common stock issued and outstanding, all of which are owned by Capco Energy.  An additional 1,000,000 shares are reserved for issuance under the Plan.  There were no shares of preferred stock outstanding as of the date of this prospectus.  The following is a description of our securities.

Common Stock

Holders of Jovian common stock are entitled to one vote for each share on all matters voted on by stockholders.  Holders of Jovian common stock do not have cumulative voting rights in the election of directors.  The first annual meeting of stockholders is expected to be held during 2003.

There is no established public trading market for Jovian common stock.  We intend to apply for listing of Jovian common stock on the American Stock Exchange.  There is no assurance that such an application will be approved.

All shares of Jovian common stock to be distributed will be fully paid and nonassessable.  Holders of Jovian common stock do not have any subscription, redemption or conversion privileges.

Under the Delaware General Corporation Law, we may pay dividends out of “surplus” (as determined in accordance with the Delaware General Corporation Law) or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or the preceding fiscal year (subject to certain restrictions).  Subject to the preferences or other rights of any Jovian preferred stock that may be issued from time to time, holders of Jovian common stock are entitled to participate ratably in dividends on the common stock as declared by the Board of Directors.  Our dividend policy will be established by our Board of Directors from time to time.  Subject to legal and contractual restrictions, the Board of Directors’ decisions regarding dividends will be based on all considerations that in its business judgment are relevant at the time, including past and projected earnings, cash flows, economic, business and securities market conditions and anticipated developments concerning our business and operations.  We do not currently intend to pay dividends on the common stock.

Holders of Jovian common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of Jovian, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Preferred Stock

The Certificate of Incorporation authorizes the Board, without any vote or action by the holders of common stock, to issue preferred stock from time to time in one or more series.  The Board is authorized to determine the number of shares and to fix the powers, designations, preferences and relative, participating, optional or other special rights of any series of preferred stock.  Issuances of preferred stock would be subject to the applicable rules of the American Stock Exchange or other organizations on which Jovian stock is then listed or quoted.  Depending upon the terms of preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of Jovian.  If any shares of preferred stock are issued with voting powers, or if additional shares of common stock are issued, the voting power of the outstanding common stock would be diluted.

Jovian believes that the availability of preferred stock will provide increased flexibility to facilitate possible future financings and acquisitions and to meet other corporate needs that might arise.

Warrants

General.  Each warrant is exercisable for one share of common stock at $4.50 per warrant until [three years after date of prospectus].  Although there currently is no plan or other intention to do so, the board of directors, in its sole discretion, may extend the exercise period of the warrants and/or reduce the exercise price of the warrants.  It is anticipated that the board would make such a modification only if it deemed it to be in our best interests.  Possible circumstances that may lead to modification of the terms of the warrants, of which there is no assurance, would include circumstances in which the market price of the common stock is less than the exercise price of the warrants and the board would reduce the exercise price of the warrants in order to encourage their being exercised.  This would be based on the board's belief that it would be our best interests to receive additional capital funds from that source.

The exercise price of the warrants was arbitrarily established and there is no assurance that the price of the common stock will ever rise to a level at which exercise of the warrants would be of any economic value to a holder of the warrants.

Current Registration Statement Required For Exercise.  In order for a holder to exercise that holder's warrants, there must be a current registration statement on file with the SEC and with various state securities commissions to continue registration of the issuance of the shares of common stock underlying the warrants.  We intend to maintain a current registration statement during the period that the warrants are exercisable unless the market price of the common stock underlying the warrants would create no economic incentive for exercise of the warrants.  If those circumstances were to exist during the entire exercise period of the warrants, the warrants could expire without the holders having had an opportunity to exercise their warrants.

The maintenance of a currently effective registration statement could result in substantial expense to Jovian, and there is no assurance that we will be able to maintain a current registration statement covering the shares of common stock issuable upon exercise of the warrants.  Although there can be no assurance, we believe that it will be able to qualify the shares of common stock underlying the warrants for sale in those states in which the common stock and warrants are to be offered.  The warrants may be deprived of any value if a current prospectus covering the shares of common stock issuable upon exercise of the warrants is not kept effective or if the underlying shares are not qualified in the states in which the warrantholders reside.

Exercise Of Warrants.  The warrants may be exercised upon the surrender of the warrant certificate on or prior to the expiration of the exercise period, with the form of "Election To Purchase" on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of warrants being exercised.  No rights of a stockholder inure to a holder of warrants until such time as a holder has exercised warrants and has been issued shares of common stock.

Redemption.  We may redeem the warrants at any time prior to their exercise or expiration upon 30 days’ prior written or published notice, provided however, that the closing bid quotation for the common stock for at least 15 of the 20 business days ending on the third day prior to giving notice of redemption has been at least 125% of the then effective exercise price of the warrants.  The redemption price for the warrants will be $.02 per warrant.  Any warrant holder that does not exercise prior to the date set forth in the notice of redemption will forfeit the right to exercise the warrants and purchase the shares of common stock underlying those warrants.  Any warrants outstanding after the redemption date will be deprived of any value except the right to receive the redemption price of $.02 per warrant, which right will terminate one year after the redemption date.

Tax Consequences Of Warrants.  For federal income tax purposes, no gain or loss will be realized upon exercise of a warrant.  The holder's basis in the common stock received will be equal to the holder's cost basis in the warrant exercised, plus the amount of the exercise price.  Any loss realized by a holder of a warrant due to a failure to exercise a warrant prior to the expiration of the exercise period will be treated for federal income tax purposes as a loss from the sale or exchange of property that has the same character as any shares of common stock acquired from the exercise of the warrants.

Warrant exercise price adjustments, or the omission of such adjustments, may under certain circumstances be deemed to be distributions that could be taxable as dividends for federal income tax purposes to holders of the warrants or the holders of the common stock.

The Internal Revenue Code provides that a corporation does not recognize gain or loss upon the issuance, lapse or repurchase of a warrant to acquire its own stock.  Therefore, we will not recognize income upon the expiration of any unexercised warrants.

Underwriters Warrants

In connection with the Underwriting Agreement we entered into with our underwriter, Adamson Brothers Inc., we agreed to sell 150,000 warrants to Adamson for $.01 per warrant upon the completion of the offering.  Each warrant allows Adamson to purchase one unit for $4.20 per unit during the period beginning on the first anniversary of the date of this prospectus and ending on the fifth anniversary of the date of this prospectus.  Each unit consists of one share of common stock and one warrant to purchase one share of common stock for $4.50 per share until the fifth anniversary of the date of this prospectus.

Adamson’s warrants are not transferable for a period of one year after the date of this Prospectus, except to Adamson’s officers and stockholders and to members of the selling group of additional underwriters, if any, and their officers, partners and/or stockholders, as applicable.  For additional information, please refer to “Plan Of Distribution; Underwriting,” below.

Transfer Agent and Registrar

Our transfer Agent and Registrar for the common stock will be Computershare Investor Services, P.O. Box 1596, Denver, Colorado 80201-1596, telephone (303) 262-0600.

NO TRADING MARKET FOR THE COMMON STOCK

There currently is no established public trading market for our common stock, and there is no assurance that a trading market will develop as a result of this offering.  See “Risk Factors”.

We intend to apply for our common stock to be listed on the AMEX following the offering.  It should be assumed that even if the common stock is eventually listed on the AMEX, of which there is no assurance, the market will be extremely limited and there will be very little liquidity for the common stock.

PLAN OF DISTRIBUTION; UNDERWRITING

We have entered into an underwriting agreement with Adamson Brothers Inc. pursuant to which Adamson will attempt to sell the Units on our behalf.  This prospectus is part of a registration statement that we have filed with the SEC, and a copy of the underwriting agreement has been filed with the SEC as an exhibit to the Registration Statement.  If you desire to review the underwriting agreement or other exhibits filed with the registration statement, please refer to “Where You Can Find Further Information”.

Adamson has agreed to offer the Units on a “best efforts, all or none” basis for up to 45 days from the date of this prospectus.  We and Adamson may agree to extend that deadline for up to another 45 days.  Because this is a best efforts offering, Adamson is not under any obligation to guarantee sales of the shares nor to purchase shares itself.  There is no assurance that the 1,000,000 Units offered will be sold.  If the entire offering is not sold prior to termination of the offering, all investors’ funds will be returned to investors, without interest, within approximately ___ days after termination of the offering.

The offering price of the Units, and the exercise price of the warrants included in the Units, were arbitrarily determined by our management after consultation with our underwriter, Adamson Brothers Inc., and were based upon consideration of our history and prospects, the background of our management and current conditions in the securities markets.  The respective prices do not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price and warrant exercise price be regarded as an indicator of any future market price of our securities.

All subscriptions from the sale of the units will be transmitted to the escrow agent, Wachovia Paramus Bank in Paramus, New Jersey, by noon of the business day following receipt.

Until such time as the funds have been released from escrow and the share and warrant certificates delivered to the subscribers, those subscribers will be deemed subscribers and not security holders.  The funds in escrow will be held for the benefit of those subscribers until released to Jovian and will not be subject to creditors of Jovian or used for the expenses of this offering.

The public offering price of the Units and the exercise price of the warrants included in the Units was determined by negotiation between us and Adamson and do not necessarily bear any direct relationship to Jovian’s assets, earnings or other generally accepted criteria of value.  Other factors considered in determining the offering price of the Units and exercise price of the warrants include the oil and natural gas exploration industry, Jovian’s financial condition, an assessment of Jovian’s management, the general condition of the securities markets and the demand for shares of comparable companies.

Subject to the sale of all the 1,000,000 Units in this offering, as compensation for its services, Adamson will receive a commission of 10 percent of the gross proceeds from sales of the Units, or $350,000.  We paid Adamson $10,000 for expenses incurred by Adamson in connection with this offering.  We will pay up to an additional $40,000 for documented expenses and $10,000 for non-accountable expenses related to due diligence investigations if this offering is not completed.  In addition, Adamson will be entitled to $10,000 as reimbursement for time spent in connection with this offering.

We have granted Adamson an option to purchase up to 150,000 additional Units.  This option may be exercised only in the event that all 1,000,000 Units are sold, and these additional Units would cover sales by Adamson and/or additional underwriters in excess of 1,000,000 Units.  Adamson has 30 days from the termination of the offering to exercise this option.  The underwriting discount of $.35 per Unit also applies to Units covered by this over-allotment option.

Adamson has informed us that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this prospectus, and that it may allow to certain dealers who are members of the National Association of Securities Dealers (the “NASD”), and to certain foreign dealers not eligible for membership in the NASD, concessions of not in excess of $.245 for each Unit, of which amount a sum not in excess of $ _______ per Unit may be re-allowed by such dealers to other dealers who are members of the NASD and to certain foreign dealers not eligible for membership in the NASD.  After commencement of this offering, the concession and the re-allowance may be changed.  No such modification shall change the amount of proceeds to be received by Jovian.

Pursuant to the underwriting agreement, the Company has agreed to sell 150,000 warrants to Adamson at the nominal cost of $.01 per warrant.  Each warrant allows Adamson to purchase one unit for $4.20 per unit during the period beginning on the first anniversary of the date of this prospectus and ending on the fifth anniversary of the date of this prospectus.  Each unit consists of one share of common stock and one warrant to purchase one share of common stock for $4.50 per share until the fifth anniversary of this prospectus.

Adamson’s warrants are not transferable for a period of one year after the date of this Prospectus, except to Adamson’s officers and stockholders and to members of the selling group of additional underwriters, if any, and their officers, partners and/or stockholders, as applicable.  We have agreed to register the public resale of any shares obtained upon the exercise of Adamson’s warrants, and such resales may be made pursuant to this prospectus.  We also have granted one demand and certain “piggyback” registration rights to holders of Adamson’s warrants.

Adamson has informed us that it does not expect any sales of the Units to be made to discretionary accounts.

We may provide Adamson with the names of persons contacting us and expressing an interest in purchasing Units in this offering, and it is possible that our officers, directors, and employees will refer potential investors to Adamson.  Although we will not provide any names for the express purpose of closing the offering, sales may be made to those persons for that purpose.  Adamson may sell a portion of the Units to such persons if they reside in a state in which the Units can be sold.  Adamson is not obligated to sell any Units to such persons and will do so only to the extent that such sales would not be inconsistent with the public distribution of the shares.  Neither we nor Adamson will directly or indirectly arrange for the financing of such purchases, and the proceeds of the offering will not directly or indirectly be used for such purchases.  Our officers, directors and stockholders may purchase Units offered hereby.

The underwriting agreement provides for reciprocal indemnification between us and Adamson against certain liabilities in connection with this offering, including liabilities under the Securities Act.

The foregoing is a summary of the principal terms of the underwriting agreement and Adamson’s warrants.  You should refer to the copy of the underwriting agreement and to Adamson’s warrant agreement, which are filed as exhibits to the Registration Statement referred to above.

There are no material relationships between us and Adamson other than the relationships created by the underwriting agreement.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS

Jovian’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law contain provisions that may discourage or delay the acquisition of control of Jovian by means of a tender offer, open market purchases, a proxy contest or otherwise.

Purposes of Provisions

The relevant provisions of the Certificate of Incorporation and Bylaws are intended to discourage certain types of transactions that may involve an actual or threatened change of control of Jovian and to encourage any person who might seek to acquire control of Jovian to negotiate with the Board of Directors.  Management of Capco Energy and Jovian believe that generally the interests of the stockholders would be served best if any change in control results from negotiations with the Jovian Board of the proposed terms, such as the price to be paid, the form of consideration and the anticipated tax effects of the transaction.  However, to the extent that these provisions do discourage takeover attempts, they could make it more difficult to accomplish transactions that are opposed by the incumbent Board and could deprive stockholders of opportunities to realize takeover premiums for their shares or other advantages that large accumulations of stock would provide.

The Certificate of Incorporation and the Bylaws are filed as exhibits to Jovian’s registration statement on Form SB-2 of which this prospectus is a part.

Delaware Section 203

Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•

prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 generally defines an “interested stockholder” to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•

the affiliates and associates of any such person.

•

Section 203 generally defines a “business combination” to include:

•

mergers and sales or other dispositions of 10% or more of the assets of the corporation with or to an interested stockholder;

•

certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries;

•

certain transactions which would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder; and

•

receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed thereunder.  Neither the Certificate of Incorporation nor the Bylaws exclude Jovian from the restrictions imposed under Section 203.  It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring Jovian to negotiate in advance with the Board of Directors since the stockholder approval requirement would be avoided if the Board approves, prior to the time the acquirer becomes an interested stockholder, either the business combination or the transaction that results in the acquirer becoming an interested stockholder.

Classification of the Board

Our total number of directors is divided into three classes, with each class containing one-third of the total, as near as may be.  The terms of directors will expire as follows:

•

the terms of the first class will expire at the first annual meeting of stockholders held after this offering,

•

the terms of directors in the second class will expire at the second annual meeting of stockholders held after this offering, and

•

the terms of directors in the third class will expire at the third annual meeting of stockholders held after this offering.

Upon the expiration of the initial staggered terms, directors shall be elected for terms of three years to succeed those whose terms expire.  The first class consists of two persons, the second class consists of one person and the third class consists of one person.  The structure of the classified board is intended to promote continuity and stability of our management and policies because a majority of the directors serving at any given time will have prior experience as directors of Jovian.

The classification of directors could make it more difficult for stockholders to quickly change the composition of the Board.  At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the Board.

Number of Directors; Removal; Vacancies

The Bylaws provide that the number of directors shall not exceed nine.  The initial Board of Directors will consist of five persons.  The exact number of directors is set in accordance with the Bylaws by resolution from time to time of the directors then in office.  Interim vacancies on the Board, or vacancies created by an increase in the number of directors, may be filled by a majority of the directors then in office.  A director appointed to fill a vacancy will hold office until the next annual meeting of stockholders.

Directors may be removed for cause only by a class vote of the holders of two-thirds of the stockholders entitled to vote thereon.  This provision, in conjunction with the provisions of the Certificate of Incorporation authorizing the Board to fill vacant directorships, would prevent stockholders holding less than two-thirds of the voting stock from removing incumbent directors and filling the resulting vacancies with their own nominees.

Stockholder Action

The Certificate of Incorporation requires all stockholder action to be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent, unless the action is by unanimous consent.  The Certificate of Incorporation and Bylaws also provide that special meetings of stockholders may be called by the Board of Directors, the Chairperson or the President.

The provisions prohibiting stockholder action by consent resolution except by unanimous consent and, not permitting any stockholder or group thereof to call a special meeting may have the effect of delaying consideration of a stockholder proposal until the next annual meeting of the stockholders unless a special meeting is called by the Board of Directors, the Chairperson or the President.

Stockholder Proposals

Jovian’s Bylaws establish an advance notice procedure for nominations (other than by or at the direction of the Board) of candidates for election as directors at, and for proposals to be brought before, an annual meeting of stockholders.  Subject to any other applicable requirements, only such nominations may be considered and such business may be conducted at an annual meeting as have been brought before the meeting by or at the direction of the Board or by a stockholder who has given to the Secretary of Jovian timely written notice, in proper form, of the same.

To be timely, notice of nominations or other business to be brought before an annual meeting must be received by the Secretary of Jovian not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting.  For the purposes of Jovian’s first annual meeting held after 2002, the anniversary date shall be deemed to be May 15, 2002.

Each notice must set forth:

•

the identity (including name and address) of the stockholder or stockholders who intend to make the nomination or proposal,

•

the class and number of shares of common stock and preferred stock owned directly or indirectly, by such stockholder,

•

a representation that the stockholder is a holder of record of Jovian stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business or nomination,

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends:

*

to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Jovian’s capital stock required to approve the proposal or elect the nominee, or

*

otherwise to solicit proxies from stockholders in support of the proposal or nomination,

•

in the case of a stockholder proposal,

*

a brief description of the business desired to be brought before the meeting,

*

the text of the proposal (including the text of any resolutions proposed for consideration and in the event that the business includes a proposal to amend the Bylaws, the language of the proposed amendment),

*

the reasons for conducting such business at the meeting and

*

any material interest of such stockholder in the proposed business, if any, and

•

in the case of a nomination for election of a director,

*

all information regarding the nominee proposed by the stockholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and

*

the consent of the nominee to be named in a proxy statement as a candidate for election and to serve as a director if elected.

Jovian may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

The chairperson of the meeting at which the directors are to be elected or at which the stockholder action is to be taken shall have the power and duty:

•

to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with these procedures, and

•

if any proposed nomination or business was not made or proposed in compliance with these procedures, to declare that the nomination shall be disregarded or that the proposed business shall not be transacted.

These provisions are intended to facilitate planning for the conduct of Jovian’s annual meeting of stockholders and to provide time for proposals to be evaluated fully.  They may have the effect of precluding a nomination or the conduct of business at a particular meeting if the proper procedures are not followed and may deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Jovian, even if the conduct of such solicitation or such attempt might be beneficial to the stockholders.

Acquisition Proposals

In determining whether an acquisition proposal is in the long-term best interests of Jovian and its stockholders, the Bylaws provide that the Board may consider the effect of both an acquisition proposal and a potential acquisition on creditors, customers and employees of Jovian and on the community in general, the risks of non-consummation of an acquisition proposal, the identity, prior background and other business experiences of the person or entity making an acquisition proposal, and the business plans of both Jovian and the person or entity making an acquisition proposal and their respective effects on stockholder interests.

Stockholder Vote for Amendment of Certificate of Incorporation and Bylaws

Under Delaware law, amendments to a company’s certificate of incorporation require a resolution of the board of directors and the approval of the holders of a majority of the outstanding shares entitled to vote and, in certain cases, of a majority of the outstanding shares of each class entitled to vote, voting separately as a class.  Delaware law also permits a company’s certificate of incorporation to require a greater vote than the vote otherwise required for any corporate action.  The Certificate of Incorporation requires the concurrence of the holders of at least two-thirds of the voting stock of Jovian, voting together as a single class, to amend or repeal, or adopt any provision inconsistent with the anti-takeover provisions of the Certificate of Incorporation discussed above.  The Certificate of Incorporation also provides that the Bylaws may be amended or repealed by an affirmative vote of two-thirds of the directors then in office or by an affirmative vote of two-thirds of the stockholders entitled to vote thereon.  These supermajority vote requirements are intended to prevent a stockholder with a majority of Jovian’s common stock from avoiding the requirements of these provisions by simply amending them.

Other Provisions of Bylaws

Jovian’s Bylaws authorize the Board of Directors to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board and management of Jovian respecting any transaction that may result in a change of control and to contest or oppose any such transaction that the Board determines to be unfair, abusive or otherwise undesirable to Jovian or its stockholders, business, customers, employees or other constituencies.  This provision specifically permits the Board to adopt plans or to issue securities (including common stock or preferred stock, rights or debt securities), which, among other things, may be exchangeable or convertible into cash or other securities on such terms as the Board determines, may provide for differential and unequal treatment of different holders or classes of holders and may contain restrictions that preclude or limit the entitlement, exercise or transfer of such securities by a person who, after their creation, acquires a certain percentage of Jovian’s voting stock.  This provision is intended, in part, to give the Board greater bargaining power to negotiate on behalf of stockholders in the event of a takeover proposal.  It may, however, discourage or make more difficult a hostile takeover or acquisition of control and could deprive stockholders of possible opportunities to realize premiums for their shares and reduce the risk to management that it might be displaced by a takeover.

Preferred Stock and Additional Common Stock

The Board’s authority to issue of shares of common stock and preferred stock and to fix by resolution the terms and conditions of each series of preferred stock may either impede or facilitate the completion of a merger, tender offer or other takeover attempt.  For example, the issuance of new shares might impede a business combination if the terms of those shares include series voting rights that would enable the holder to block business combinations or the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.  The Board of Directors will make any determination regarding issuance of additional shares based on its judgment as to the best interest of its stockholders, customers, employees or other constituencies.

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

Pursuant to Delaware law, our board of directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director.  The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to Jovian’s best interests.  Our bylaws grant this indemnification to our officers and directors.

To the extent that indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement have been audited by Stonefield Josephson Inc., independent public accountants, and are included herein in reliance upon the authority of that firm as expert in accounting and auditing in giving said reports.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS

All statements other than statements of historical facts included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations and capital expenditures are forward-looking statements.  Although we believe the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct.

Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in this prospectus.  All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form SB-2 that we filed with the SEC pursuant to the Securities Act.  The registration statement on Form SB-2, with any amendments, is referred to in this prospectus as the registration statement.  This prospectus does not contain all the information included in the registration statement and exhibits to the registration statement, and statements included in this prospectus concerning the content of any contract or other document referred to are not necessarily complete.  For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.  In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you should review the copy of that contract or other document filed as an exhibit to the registration statement for complete information, and those statements are qualified in all respects by this reference.

Copies of the registration statement and the exhibits and schedules filed with the registration statement can be inspected and copied at the following Public Reference Room maintained by the SEC at  450 Fifth Street, N.W., Washington, D.C. 20549.

The registration statement, along with exhibits and schedules to the registration statement, also is available at the SEC’s world wide web site at http://www.sec.gov.  The SEC’s world wide web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

FINANCIAL INFORMATION

Index To Financial Statements

Jovian Energy, Inc. and Subsidiaries

Independent Auditors’ Report

F-2

Consolidated Balance Sheet at December 31, 2002

F-3

Consolidated Statements of Operations and Comprehensive Income (Loss) for the

Years Ended December 31, 2001 and 2002

F-5

Consolidated Statements of Stockholder’s Equity for the Years Ended

December 31, 2001 and 2002

F-6

Consolidated Statements of Cash Flows for the Years Ended

December 31, 2001 and 2002

F-7

Notes to Consolidated Financial Statements

F-10

The Omimex Properties (Michigan)

Historical Summaries of Gross Revenues and Direct Operating Expenses

for the acquired properties for the Years Ended December 31, 2000 and 2001

(audited) and for the Six Months Ended June 30, 2002 (unaudited)

F-32

(Unaudited) Proforma Statement of Operations for the Year Ended

December 31, 2002

F-36

F-1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Jovian Energy, Inc.

Denver, Colorado

We have audited the consolidated  balance sheet of Jovian Energy, Inc. (formerly

Capco Resource  Corporation) (a Delaware  corporation) and  subsidiaries,  as of

December 31, 2002,  and the related  consolidated  statements of operations  and comprehensive  loss,  stockholder's  equity  and cash  flows for each of the two years in the period  ended  December  31,  2002.  These  consolidated  financial

statements   are  the   responsibility   of  the   Company's   management.   Our

responsibility  is  to  express  an  opinion  on  these  consolidated  financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall

financial  statement  presentation.   We  believe  that  our  audits  provide  a

reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the consolidated financial position of Jovian

Energy, Inc and subsidiaries,  as of December 31, 2002, and the results of their consolidated  operations and their  consolidated  cash flows for each of the two years in the period ended  December  31, 2002,  in  conformity  with  accounting standards generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

------------------------------

Stonefield Josephson, Inc.

Santa Monica, California

April 9, 2003

                                      F-2

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002

                                     ASSETS

                             (Dollars in Thousands)

Current Assets:

  Cash                                                      $     3

  Investment in equity securities - marketable                  122

  Accounts receivable, net                                       71

  Other current assets                                           25

                                                             ------

     Total Current Assets                                       221

                                                             ------

Oil and gas properties, using full cost accounting:

  Properties being amortized                                  6,398

  Properties not subject to amortization                         12

                                                             ------

                                                              6,410

  Less accumulated depreciation, depletion and

  amortization                                                1,000

                                                             ------

     Net oil and gas properties                               5,410

                                                             ------

Other Assets:

  Land                                                          214

  Other property and equipment, less accumulated

    depreciation of $39                                           2

  Deferred tax asset                                            412

  Other                                                         101

                                                             ------

     Total other assets                                         729

                                                             ------

            Total Assets                                    $ 6,360

                                                             ======

    Accompanying notes are an integral part of the financial statements.

                                      F-3

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS (continued)

                               DECEMBER 31, 2002

                       LIABILITIES AND STOCKHOLDER'S EQUITY

                              (Dollars in Thousands)

Current Liabilities:

  Accounts payable, trade                                   $   662

  Current maturities, long-term debt                            692

  Accrued expenses                                              321

                                                             ------

     Total Current Liabilities                                1,675

Non-current Liabilities:

  Deferred tax liability                                        412

                                                             ------

     Total Liabilities                                        2,087

                                                             ------

Minority Interest in Consolidated Subsidiary                    359

                                                             ------

Commitments and Contingencies (Note 6)                           --

Stockholder's Equity:

Common stock, $0.0001 par value;

  authorized 10,000,000 shares;

  4,000,000 shares issued and outstanding                         1

Cumulative other comprehensive income                            (5)

Retained earnings                                             3,918

                                                             ------

     Total Stockholder's Equity                               3,914

                                                             ------

     Total Liabilities and

     Stockholder's Equity                                   $ 6,360

                                                             ======

    Accompanying notes are an integral part of the financial statements.

                                      F-4

                      JOVIAN ENERGY, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                 For the Years Ended December 31, 2001 and 2002

                     (Dollars in Thousands except per share)

                                                  2001              2002

                                                 ------            ------

Sales                                            $ 1,592        $ 1,345

Cost of sales                                        874              734

                                                  ------           ------

     Gross profit                                    718              611

                                                  ------           ------

General and administrative expenses                  742              567

Depreciation, depletion and amortization             378              201

                                                  ------           ------

     Total operating expenses                      1,120              768

                                                  ------           ------

     Loss from operations                           (402)            (157)

Other Income (Expenses):

  Interest income                                      1                4

  Interest expense                                  (295)            (137)

  Gain on sale of oil and gas property                --              301

  Loss on sale of property and equipment              --               (2)

  Gain on sales of investments-

     marketable securities                         6,454              132

  Holding losses-marketable securities              (540)            (112)

  Equity loss from operations

     of investments                                  (78)              --

  Losses on acquisitions of minority interests        --             (107)

                                                  ------           ------

     Income (loss) before taxes and

       minority interest                           5,140              (78)

Income tax (provision) benefit                      (337)             424

Minority interest in loss (income) of

     consolidated subsidiary                          73             (113)

                                                  ------           ------

     Net income                                    4,876              233

                                                  ------           ------

Other comprehensive income (loss)-net of tax

  Foreign currency translation adjustment              4               (1)

  Unrealized losses from investments-

    marketable securities                         (7,727)            (791)

                                                  ------           ------

                                                  (7,723)            (792)

                                                  ------           ------

Less: minority interest in comprehensive

  income (loss) of consolidated subsidiary          (355)              --

                                                  ------           ------

     Comprehensive loss                          $(2,492)         $  (559)

                                                  ======           ======

Income per share

  Basic and diluted                              $  1.22          $  0.06

                                                  ======           ======

Weighted average common share

  and common share equivalents

  Basic and diluted                            4,000,000        4,000,000

                                               =========        =========

 Accompanying notes are an integral part of the financial statements.

                                      F-5

                      JOVIAN ENERGY, INC. AND SUBSIDIARIES

                 Consolidated Statements of Stockholder's Equity

                 For the Years Ended December 31, 2001 and 2002

                               (Dollars in Thousands)

                             Common Stock      Additional   Cumulative    Cumulative

                            ---------------     Paid-In    Translation   Unrecognized    Retained

                          Shares      Amount    Capital     Adjustment       Gains       Earnings      Total

                        ----------    ------   ---------    ----------    ----------    ----------   --------

Balance December

31, 2000                4,000,000     $    1    $ 2,007       $   (8)       $ 8,163      $ 4,060     $ 14,223

Distributions to

parent company                 --         --     (2,007)          --             --       (4,503)      (6,510)

Translation

adjustment                     --         --         --            4             --           --            4

Unrealized

losses                         --         --         --           --         (7,372)          --       (7,372)

Net income                     --         --         --           --             --        4,876        4,876

Balance December        ---------      -----      -----        -----         ------       ------      -------

31, 2001                4,000,000          1         --           (4)           791        4,433        5,221

Distributions to

parent company                 --         --         --           --             --         (748)        (748)

Translation

adjustment                     --         --         --           (1)            --           --           (1)

Unrealized

losses                         --         --         --           --           (791)          --         (791)

Net income                     --         --         --           --             --          233          233

Balance December        ---------      -----      -----        -----          -----       ------       ------

31, 2002                4,000,000     $    1    $    --       $   (5)        $   --      $ 3,918     $  3,914

                        =========      =====     ======        ======         =====       ======      =======

Accompanying notes are an integral part of the financial statements.

                                      F-6

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  For the Years Ended December 31, 2001 and 2002

                             (Dollars in Thousands)

                                                      2001            2002

                                                     ------          ------

Cash Flows From Operating Activities:

Net income                                          $ 4,876         $   233

Adjustments to reconcile net income to

   net cash used in operating activities:

 Depreciation, depletion and amortization               378             201

 Gain on sale of oil and gas property                    --            (301)

 Loss on sale of property and equipment                  --               2

 Gain on sales of investments-marketable

    securities                                       (6,454)           (132)

 Holding losses-marketable securities                   540             112

 Equity loss from operations

    of investments                                       78              --

 Losses on acquisitions of minority interests            --             107

 Minority interest in loss (income) of

    consolidated subsidiary                             (73)            113

 Decrease (increase) in deferred tax asset            2,442            (306)

(Decrease) increase in deferred tax

    liability                                        (2,105)           (118)

(Increase) decrease in assets:

    Accounts receivable, net                            (25)            256

    Other current assets                                 --             (25)

    Other assets                                        (28)            (68)

 Increase (decrease) in liabilities:

    Accounts payable, net                               230            (124)

    Accrued expenses                                    (55)           (220)

                                                       ------        ------

Net cash used in operating activities                  (196)           (270)

                                                     ------          ------

Cash Flows From Investing Activities:

  Proceeds from sale of oil and gas

    property                                             --           1,095

  Proceeds from sale of property and

    equipment                                            --               4

  Capital expenditures for oil and gas

    property                                         (1,637)           (834)

  Capital expenditures for property and

    equipment                                            (8)             --

  Proceeds from sale of marketable securities         8,999           2,023

  Purchases of marketable securities                   (813)           (361)

  Notes receivable advances                              --            (103)

                                                     ------          ------

Net cash provided by investing activities             6,541           1,824

                                                     ------          ------

Continued on Next Page

Accompanying notes are an integral part of the financial statements.

                                      F-7

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                  For the Years Ended December 31, 2001 and 2002

                              (Dollars in Thousands)

                                                      2001            2002

                                                     ------          ------

Cash Flows From Financing Activities:

   Proceeds from long-term debt                       4,399             100

   Payment on long term debt                         (5,459)           (968)

   Distributions to parent company                   (5,611)           (748)

                                                     ------          ------

Net cash used in financing activities                (6,671)         (1,616)

                                                     ------          ------

Net decrease in cash                                   (326)            (62)

Cash, beginning of period                               391              65

                                                     ------          ------

Cash, end of period                                 $    65         $     3

                                                     ======          ======

Supplemental disclosure of cash flow information:

Interest paid                                       $   213         $   251

                                                     ======          ======

Taxes paid                                          $    --         $    --

                                                     ======          ======

Supplemental disclosure of non-cash financing and investing activities:

Marketable securities decreased

  for carrying value adjustments                    $(8,267)        $  (903)

                                                     ======          ======

Note receivable exchanged for

  marketable securities                             $    --         $   103

                                                     ======          ======

Consideration from sale of marketable

  securities and other assets

   distributed to parent company                    $ 1,033         $   144

                                                     ======          ======

Marketable securities increased for

  elimination of investment in closely

   held business due to business

    combination of investee                         $ 1,920         $    --

                                                     ======          ======

Continued on Next Page

Accompanying notes are an integral part of the financial statements.

                                      F-8

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

                  For the Years Ended December 31, 2001 and 2002

                              (Dollars in Thousands)

Supplemental   disclosure  of  non-cash  financing  and  investing   activities,

continued:

                                                      2001            2002

                                                     ------          ------

Long-term debt reduced for property

   sold/exchanged                                   $   127         $ 1,399

                                                     ======          ======

Long-term debt issued for property

  acquisition                                       $    --         $ 1,328

                                                     ======          ======

Accompanying notes are an integral part of the financial statements.

                                      F-9

                       JOVIAN ENERGY, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Jovian  Energy,  Inc.  ("Jovian"  or the  "Company")  (formerly  Capco  Resource

Corporation)  is  an  independent   energy  company  engaged  primarily  in  the

acquisition, development, production of and the sale of oil, gas and natural gas liquids. Jovian is a wholly-owned subsidiary of Capco Energy, Inc. Jovian treats all operations as one segment of business.  The Company's production  activities are located  principally  in the United  States of America.  Foreign oil and gas

operations are not significant to either the consolidated  financial position or consolidated  results of  operations.  The  principal  executive  offices of the

Company are located at 1401 Blake Street, Suite 100, Denver, Colorado 80202. The

Company was incorporated as Capco Resource Corporation,  a Delaware corporation,

on January  19,  1999.  In October  2002,  the  Company  amended its articles of incorporation  to change  its name from  Capco  Resource  Corporation  to Jovian

Energy, Inc.

BASIS OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of Jovian and it's wholly and majority owned  subsidiaries.  Accordingly,  all references herein to

Jovian  or  the  Company  include  the  consolidated  results.  All  significant intercompany  accounts and transactions  have been eliminated in  consolidation.

The Company's significant subsidiaries include Capco Asset Management, Inc.

("CAM") and Capco Resources Ltd. ("CRL").

RISK FACTORS RELATED TO CONCENTRATION OF SALES AND PRODUCTS

The Company's future  financial  condition and results of operations will depend upon  prices  received  for its oil and  natural  gas and the costs of  finding,

acquiring, developing and producing reserves. Prices for oil and natural gas are subject to fluctuations in response to changes in supply, market uncertainty and a variety of other factors beyond the Company's  control.  These factors include worldwide  political  instability  (especially in the Middle East),  the foreign supply of oil and  natural  gas,  the  price of  foreign  imports,  the level of consumer product demand and the price and availability of alternative fuels.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting  period.  Actual results could differ from those estimates.

Management used  significant  estimates in determining the carrying value of its oil and gas  producing  assets and the  associated  depreciation  and  depletion expense related to sales' volumes. The significant estimates included the use of proved oil and gas reserve  volumes and the related  present  value of estimated future net revenues  therefrom (See  Supplemental  Information About Oil and Gas

Producing Activities).

                                      F-10

CASH AND CASH EQUIVALENTS

Cash and cash  equivalents  consist of  short-term,  highly  liquid  investments readily convertible into cash with an original maturity of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company  measures its financial  assets and  liabilities in accordance  with accounting  principles  generally accepted in the United States of America.  For certain of the Company's financial instruments, including marketable securities,

accounts  receivable,  accounts  payable,  and accrued  expenses,  the  carrying amounts  approximate fair value due to their short maturities.  The amounts owed for long-term debt also  approximate fair value because interest rates and terms offered to the Company are at current market rates.

CONCENTRATION OF CREDIT RISK

Financial  instruments that potentially subject the Company to concentrations of credit risk are cash and accounts  receivable  arising from its normal  business activities.  The Company places its cash in what it believes to be credit-worthy financial  institutions.  However,  cash balances have exceeded the FDIC insured levels at various times during the year. The Company has a limited customer base composed  principally of crude oil purchasers and working interest  owners.  The

Company  controls  credit risk  related to accounts  receivable  through  credit approvals,  credit  limits and  monitoring  procedures.  The  Company  routinely assesses  the  financial  strength  of its  customers  and,  based upon  factors surrounding  the  credit  risk,  establishes  an  allowance,  if  required,  for un-collectible  accounts  and,  as a  consequence,  believes  that its  accounts receivable credit risk exposure beyond such allowance is limited.

INVESTMENT IN EQUITY SECURITIES

For  equity  securities  that the  Company i) does not  exercise  control in the investee and ii) expects to divest  within a short  period of time,  the Company accounts  for the  investment  under  the  provisions  of  Financial  Accounting

Standards Board ("FASB")  Statement of Financial  Accounting  Standards ("SFAS")

No. 115, "Accounting for Certain Investments in Debt and Equity Securities".  In

accordance with FASB No. 115, equity  securities that have readily  determinable fair values are classified as either trading or  available-for-sale  securities.

Securities  that are bought and held  principally  for the purpose of selling in the near term  (thus  held for only a short  period of time) are  classified  as

trading    securities    and   all   other    securities   are   classified   as

available-for-sale.  Trading and  available-for-sale  securities are measured at fair value in the balance  sheet.  For trading  securities any realized gains or losses and any unrealized holding gains and losses are reported in the statement of operations.  For available-for-sale  securities any realized gains and losses are reported in the statement of operations and any unrealized holding gains and losses are  reported  as a separate  component  of  stockholders'  equity  until realized.

For equity investments that the Company i) exercises control in the investee and

ii)  expects to hold for long term  investment,  the  Company  accounts  for the investment  under the provisions of Accounting  Principles Board Opinion ("APB")

No.18 "The Equity Method of Accounting  for  Investments  in Common  Stock".  In

accordance  with APB No. 18,  under the equity  method the  Company  records the initial  investment  at cost,  then  reduces it by  dividends  and  increases or decreases it by the Company's proportionate share of the investee's net earnings or loss.

                                      F-11

OIL AND GAS PROPERTIES

The  Company  follows  the  "full-cost"  method  of  accounting  for oil and gas

property  and  equipment   costs.   Under  this  method,   all   productive  and

nonproductive costs incurred in the acquisition, exploration, and development of oil and gas reserves are  capitalized.  Such costs include  lease  acquisitions,

geological  and  geophysical  services,  drilling,  completion,  equipment,  and certain general and administrative  costs directly  associated with acquisition,

exploration,  and  development  activities.  General  and  administrative  costs related to production and general overhead are expensed as incurred. No gains or losses are recognized  upon the sale or  disposition of oil and gas  properties,

except in transactions that involve a significant amount of reserves.

Proceeds  from the sale of oil and gas  properties  are  generally  treated as a reduction  of oil and gas  property  costs.  Fees  from  associated  oil and gas exploration  and development  partnerships,  if any, will be credited to oil and gas property costs to the extent they do not represent  reimbursement of general and administrative expenses currently charged to expense.

In accordance with the full cost method of accounting,  future development, site restoration and dismantlement and abandonment  costs, net of salvage values, are estimated on a  property-by-property  basis based on current economic conditions and are amortized to expense as the Company's  capitalized  oil and gas property costs are amortized.

The  provision  for  depreciation  and  depletion of oil and gas  properties  is computed  on the  unit-of-production  method.  Under this  method,  the  Company computes the provision by multiplying the total unamortized costs of oil and gas properties  including future  development,  site restoration,  and dismantlement abandonment costs, but excluding costs of unproved properties by an overall rate determined  by dividing  the physical  units of oil and gas produced  during the period  by the  total  estimated  units of  proved  oil and gas  reserves.  This calculation is done on a country-by-country  basis. As of December 31, 2002, the

Company  conducts oil production  operations in the United States of America and

Canada.  The cost of unevaluated  properties not being amortized,  to the extent there is such a cost, is assessed  quarterly to determine  whether the value has been impaired below the capitalized  cost. The cost of any impaired  property is transferred to the balance of oil and gas properties  being depleted.  The costs associated with unevaluated  properties relate to projects which were undergoing exploration  or  development  activities  or in which  the  Company  intends  to commence such activities in the future. The Company will begin to amortize these costs  when  proved  reserves  are  established  or  impairment  is  determined.

Management believes no such impairment exists at December 31, 2002.

At the  end of  each  reporting  period,  the  unamortized  cost  of oil and gas properties,  net of related  deferred income taxes, is limited to the sum of the estimated  future net revenues  from proved  properties  using  current  prices,

discounted  at 10%, and the lower of cost or fair value of unproved  properties,

adjusted for related income tax effects ("Ceiling Limitation").

The  calculation  of the ceiling  limitation  and  provision  for  depreciation,

depletion,  and amortization is based on estimates of proved reserves. There are numerous  uncertainties inherent in estimating quantities of proven reserves and in projecting the future rates of production,  timing,  and plan of development.

The accuracy of any reserves  estimate is a function of the quality of available data and of engineering and geological  interpretation and judgment.  Results of drilling,  testing,  and  production  subsequent to the date of the estimate may justify  revision of such  estimate.  Accordingly,  reserve  estimates are often different from the quantities of oil and gas that are ultimately recovered.

                                      F-12

OTHER PROPERTY AND EQUIPMENT

Non-oil and gas properties and equipment are stated at cost;  major renewals and

improvements  are  charged  to  the  property  and  equipment  accounts;   while

replacements,  maintenance and repairs, which do not improve or extend the lives of the  respective  assets,  are expensed  currently.  At the time  property and

equipment  are  retired  or  otherwise   disposed  of,  the  asset  and  related

accumulated  depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

Depreciation  for non-oil and gas  properties  is recorded on the  straight-line method at rates based on  estimated  useful  lives  ranging  from three to seven years of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance  with SFAS No. 144,  "Accounting for the Impairment or Disposal of

Long-Lived  Assets",  long-lived  assets  to be held and used are  analyzed  for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company  evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are  indications  of  impairment,  the Company uses future undiscounted  cash  flows  of the  related  asset  or  asset  grouping  over the remaining  life in measuring  whether the assets are  recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded  asset values,  the assets are written down to their  estimated fair value.  Long-lived assets to be  disposed of are  reported at the lower of carrying  amount or fair value of asset less cost to sell.

REVENUE RECOGNITION

Revenue from product sales is recognized when the products are delivered.

STOCK BASED COMPENSATION

The Company  accounts for employee  stock options in accordance  with APB No. 25

"Accounting for Stock Issued to Employees". Under APB 25, the Company recognizes no  compensation  expense  related to employee stock options,  as no options are granted at a price below market price on the date of grant.

In  2002,  the  Company   adopted  SFAS  No.  123  "Accounting  for  Stock-Based

Compensation".  SFAS No. 123, which  prescribes the  recognition of compensation expense based on the fair value of options on the grant date,  allows  companies to continue  applying APB 25 if certain pro forma  disclosures are made assuming hypothetical  fair value  method,  for which the Company uses the  Black-Scholes option-pricing  model.  For  non-employee  stock based  compensation the Company recognizes  an  expense  in  accordance  with SFAS No. 123 and values the equity securities  based on the fair value of the  security  on the date of grant.  For stock-based  awards the value is based on the market  value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of  tradability.  Stock option  awards are valued using the

Black-Scholes option-pricing model.

                                      F-13

GENERAL AND ADMINISTRATIVE EXPENSES

In addition  to general and  administrative  expenses  incurred  directly by the

Company,  certain  other  expenses  incurred  by the  Company's  parent  company

("parent")  in  connection  with  the  management  of its  operations,  and  the operations of its subsidiaries, are allocated to the subsidiaries.  Following an analysis of all general and  administrative  expenses incurred by the parent for expenses that are specifically attributable to the operations of the parent, the parent  allocates  the remaining  expenses  according to either (1) estimates of

time  incurred  by  its  principal   corporate  officers  on  each  subsidiary's

activities,  or (2) determination of resources utilized in the operation of each subsidiary.  Included in the first  allocation  are  expenses  such as salaries,

payroll  taxes,  employee  benefits  and  consultants;  included  in the  second allocation  are expenses  such as rent,  utilities,  office  supplies and office expenses.

Expenses allocated by the parent to the Company for the years ended December 31,

2001 and 2002, were $503,000 and $455,800, respectively.

In management's opinion such allocation process is reasonable, and the amount of allocated  expenses  in each  period are not  significantly  different  from the expenses  that would have been  incurred by the Company on a  stand-alone  basis during each of the respective periods.

ENVIRONMENTAL EXPENDITURES

The Company expenses  environmental  expenditures related to existing conditions resulting  from past or current  operations  and from which no future benefit is discernible.

Expenditures  which  extend the life of the  related  property  or  mitigate  or

prevent  future  environmental   contamination  are  capitalized.   The  Company

determines and records its liability on a site-by-site basis at the time when it is probable and can be reasonably  estimated.  The Company's estimated liability

is  recorded  net  of  the  anticipated   participation  of  other   potentially

responsible  parties in those  instances  where it is probable that such parties are legally  responsible  and  financially  capable of paying  their  respective shares of the relevant costs.

INCOME TAXES

Provisions  for income taxes are based on taxes  payable or  refundable  for the current year and deferred taxes on temporary  differences  between the amount of taxable income and pretax  financial  income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred tax assets and liabilities are included in the financial  statements at currently  enacted  income  tax  rates  applicable  to the  period  in which the deferred  tax assets and  liabilities  are expected to be realized or settled as prescribed in SFAS No. 109,  "Accounting  for Income  Taxes".  As changes in tax laws or rates are  enacted,  deferred  tax assets and  liabilities  are adjusted through the provision for income taxes.

                                      F-14

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting  Comprehensive  Income"  establishes  standards for the reporting  and  display  of  comprehensive  income  and  its  components  in the financial  statements.  For the years  ended  December  31,  2001 and 2002,  the

Company had other comprehensive income relating to foreign currency translations

and  unrealized  holding  losses  from  marketable   securities   classified  as

available-for-sale.

EARNINGS PER SHARE

The Company uses SFAS No. 128,  "Earnings Per Share" for  calculating  the basic earnings  (loss) per share.  Basic  earnings  (loss)  per share is  computed  by dividing net income (loss)  attributable to common  stockholders by the weighted average number of common shares  outstanding.  Diluted earnings (loss) per share is  computed  similar  to  basic  earnings  (loss)  per  share  except  that the denominator is increased to include the number of additional common  shares that would have been outstanding if the potential common shares had  been  issued and if the  additional  common  shares  were  dilutive.  Jovian’s  weighted  average shares outstanding at December 31, 2001 and 2002 would have  increased  for  –0-

and 440,000 shares of Common Stock, respectively, if  associated  stock  options granted in 2002 would have had a dilutive effect.  The options did  not  have a dilutive  effect for the periods presented as the exercise price of the  options equals the assumed market price of  our stock.  Under  the  treasury  method  of calculating  the  additional shares outstanding, there  would  be  no change to the number of common shares outstanding.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2001,  the FASB issued SFAS No. 142,  "Goodwill and Other  Intangibles."

SFAS No. 142 addresses the initial recognition,  measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those  acquired  in a  business  combination)  and  addresses  the  amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination.  The statement is effective for fiscal years beginning  after  December  15,  2001,  and is  effective  July 1,  2001 for any intangibles  acquired in a business  combination  initiated after June 30, 2001.

Adoption  of SFAS  No.  142 did not  have a  material  impact  to the  Company's

financial   position  or  results  of  operations  since  the  Company  has  not participated in such activities covered under this pronouncement.

In October 2001, the FASB issued SFAS No. 143,  "Accounting for Asset Retirement

Obligations,"  which requires  companies to record the fair value of a liability for asset retirement  obligations in the period in which they are incurred.  The

statement  applies  to  a  company's  legal  obligations   associated  with  the

retirement  of a tangible  long-lived  asset that results from the  acquisition,

construction,  and  development or through the normal  operation of a long-lived asset. When a liability is initially recorded,  the company would capitalize the cost,  thereby  increasing  the  carrying  amount  of  the  related  asset.  The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value.  Upon  settlement of the liability,  the obligation is settled at its recorded  amount or the company incurs a gain or loss.  The  statement is effective  for fiscal years  beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                                      F-15

NEW ACCOUNTING PRONOUNCEMENTS, Continued

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements

No.  4,  44,  and  64,  Amendment  of  FASB  Statement  No.  13,  and  Technical

Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and

Losses from  Extinguishment  of Debt", and an amendment of that Statement,  FASB

Statement  No.  64,  "Extinguishments  of  Debt  Made  to  Satisfy  Sinking-Fund

Requirements"  and FASB Statement No. 44,  "Accounting for Intangible  Assets of

Motor Carriers".  This Statement  amends FASB Statement No. 13,  "Accounting for

Leases",  to eliminate an  inconsistency  between the  required  accounting  for sale-leaseback  transactions  and the  required  accounting  for  certain  lease modifications  that have  economic  effects  that are similar to  sale-leaseback transactions.  Adoption of this statement did not have a material  impact to the

Company's financial position or results of operations.

In June  2002,  the  FASB  issued  Statement  No.  146,  "Accounting  for  Costs

Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs  associated with exit or disposal  activities and  nullifies  Emerging  Issues Task Force (EITF)  Issue No.  94-3,  "Liability

Recognition for Certain Employee Termination Benefits and Other Costs to Exit an

Activity (including Certain Costs Incurred in a Restructuring)."  The provisions of this  Statement  are  effective  for  exit or  disposal  activities  that are initiated  after  December  31, 2002,  with early  application  encouraged.  The

Company does not expect the adoption to have a material  impact to the Company's financial position or results of operations.

In October 2002,  the FASB issued  Statement No. 147,  "Acquisitions  of Certain

Financial  Institutions-an  amendment of FASB Statements No. 72 and 144 and FASB

Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both  Statement 72 and  Interpretation  9 and  requires  that those transactions be accounted for in accordance  with  Statements No. 141,  Business

Combinations,  and No. 142,  Goodwill and Other Intangible  Assets. In addition,

this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

Long-Lived  Assets,  to  include  in its scope  long-term  customer-relationship

intangible   assets  of   financial   institutions   such  as   depositor-   and

borrower-relationship intangible assets and credit cardholder intangible assets.

The  requirements  relating  to  acquisitions  of  financial   institutions  are

effective  for  acquisitions  for which the date of  acquisition  is on or after

October 1, 2002.  The  provisions  related to accounting  for the  impairment or disposal  of  certain  long-term  customer-relationship  intangible  assets  are effective  on October 1, 2002.  The  adoption of this  Statement  did not have a material impact to the Company's  financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based

Compensation-Transition  and  Disclosure",  which amends FASB Statement No. 123,

Accounting  for  Stock-Based  Compensation,  to provide  alternative  methods of transition  for a voluntary  change to the fair value based method of accounting for stock-based employee  compensation.  In addition,  this Statement amends the disclosure  requirements  of Statement 123 to require  prominent  disclosures in both annual and interim financial  statements about the method of accounting for stock-based employee  compensation and the effect of the method used on reported results.  The transition guidance and annual disclosure  provisions of Statement

148 are effective for fiscal years ending after December 15, 2002,  with earlier

application   permitted  in  certain   circumstances.   The  interim  disclosure

provisions are effective for financial reports containing  financial  statements for interim  periods  beginning  after  December 15, 2002.  The adoption of this statement did not have a material impact on the Company's  financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                                      F-16

NEW ACCOUNTING PRONOUNCEMENTS, Continued

In January  2003,  the FASB  issued  Interpretation  No. 46,  "Consolidation  of

Variable Interest Entities." Interpretation 46 changes the criteria by which one company  includes  another  entity  in its  consolidated  financial  statements.

Previously,  the  criteria  were  based  on  control  through  voting  interest.

Interpretation  46 requires a variable  interest  entity to be consolidated by a company if that  company  is subject to a majority  of the risk of loss from the variable interest  entity's  activities or entitled to receive a majority of the entity's  residual  returns  or both.  A company  that  consolidates  a variable

interest  entity  is  called  the  primary   beneficiary  of  that  entity.  The

consolidation  requirements of  Interpretation  46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older  entities in the first  fiscal year or interim  period  beginning after  June  15,  2003.  Certain  of the  disclosure  requirements  apply in all financial  statements  issued  after  January 31, 2003,  regardless  of when the variable  interest  entity  was  established.  The  Company  does not expect the adoption  to have a  material  impact to the  Company's  financial  position  or results of operations.

2. ACQUISITIONS AND DIVESTITURES

The Company had the  following  acquisitions  and  divestitures  during the year ended December 31, 2002:

MARKETABLE SECURITIES

In May 2002,  the Company  assigned  832,600 shares  (approximately  52%) of its equity  interests  in Chaparral  Resources,  Inc. to a lender in payment of $1.4 million due to the lender. The Company recorded a gain in the amount of $142,000 on this transaction.

In June  2002,  the  Company  sold an  additional  278,100  shares of its equity interests in Chaparral Resources, Inc. to provide funding for the acquisition of a producing oil and gas property.  The Company  recorded a gain in the amount of

$156,000 from the sale.

During the year 2002, the Company sold other marketable  securities that, in the aggregate,  resulted in realized losses in the amount of $166,000.  In addition,

the Company reported holding losses in the amount of $112,000 due to declines in the carrying value of marketable securities.

OIL AND GAS PROPERTIES

In May 2002,  the Company  reduced its working  interest in the Caplen  Field in

Texas from 68% to 58%,  realizing  proceeds  in the  amount of $80,000  from the divestiture.  No gain or loss was  recorded on the  disposition  as the proceeds were credited to the United States cost center.

In May 2002,  the Company  closed on the sale of its interest in  producing  oil properties  located in Kansas,  realizing  sales  proceeds in the amount of $1.1 million.  Approximately  $722,000  of the  sales  proceeds  was  used  to  repay long-term  debt and the  balance  was  used for  working  capital.  The  Company recorded a gain in the amount of $301,000 on this transaction.

                                      F-17

OIL AND GAS PROPERTIES, Continued

In June 2002,  the Company  closed on an  acquisition  of producing  oil and gas properties located in the state of Michigan and related accounts receivable at a total cost of $1.7 million.  Approximately  $439,000 of the acquisition cost was allocated to accounts receivable, and the remainder, $1.3 million, was allocated to producing oil and gas property. Funding for the acquisition consisted of cash payments in the total amount of $399,000,  and the assumption of seller-provided financing  in the  amount  of  $1.3  million,  payable  to the  operator  of the property.

In December 2002, the Company closed on the acquisition of producing oil and gas properties  located in the state of  Louisiana  at a total cost of  $75,000.  In connection with the acquisition,  the Company borrowed  $100,000 for a period of six months from a third party.

OTHER

In May and December 2002, the Company  acquired  additional  equity interests in

CRL at a cost of $145,000,  increasing its equity ownership from 87.5% to 88.9%.

The  Company   recorded  losses  in  the  total  amount  of  $107,000  from  the acquisitions  due to the excess of  acquisition  cost over the book value of the acquired equity interests.

The Company had the  following  acquisitions  and  divestitures  during the year ended December 31, 2001:

MARKETABLE SECURITIES

In  February  2001,  the  Company  sold to a  related  party  51,600  shares  of marketable securities owned by the Company with a market value of $672,000, less indebtedness in the amount of $127,000 related to the marketable securities. The

Company realized a gain in the amount of $562,000 from the transaction.

In April 2001, the Company's parent company  purchased  Meteor  Enterprises Inc.

from  Meteor  Industries,  Inc.  for $5.6  million  and  assumption  of  certain environmental liabilities and other indemnities.  Proceeds in the amount of $3.0 million  from the sale of  marketable  securities,  plus  additional  marketable securities with a market value of $300,000,  were provided to the parent company to  partially  fund the  acquisition.  The Company  realized a gain in the total amount of $2.2 million from this transaction.

During the year 2001, the Company sold other marketable  securities that, in the aggregate,  resulted  in  realized  gains  in the  amount  of $3.7  million.  In addition,  the Company  reported holding losses in the amount of $540,000 due to declines in the carrying value of marketable securities.

OIL AND GAS PROPERTIES

In  January  2001,  the  Company  sold an oil and gas  property  interest  to an affiliated party,  realizing proceeds in the amount of $50,000.  No gain or loss was  recorded on the  disposition  as the proceeds  were  credited to the United

States cost center.

In December 2001,  the Company  increased its ownership in producing oil and gas properties in Kansas and Texas that it operated by acquiring  working  interests held by other owners in the properties.  The total  acquisition cost of $375,000 was funded by cash payments,  the assumption of accounts  receivable owed by the sellers and the  assumption  of  obligations  to be repaid  from  certain of the acquired properties future net cash flow.

                                      F-18

3. INVESTMENTS IN EQUITY SECURITIES-MARKETABLE SECURITIES

As of December 31, 2002, the Company had  marketable  securities in common stock of  $122,000,  which  consisted  of $49,800  classified  as trading  and $72,200 classified  as  available-for-sale.  The  marketable  securities  had  aggregate unrealized  holding losses of $112,000 reflected in the current year's statement of  operations,  for  a  cost  basis  of  $234,000.  There  were  no  cumulative unrecognized gains or losses as of December 31, 2002.

4. INVESTMENTS IN EQUITY SECURITIES

At January 1, 2001, the Company owned 1,139,000 shares  (approximately 31.9%) of common stock of Meteor  Industries,  Inc.("MII").  The Company's  investment was accounted  for using  the  equity  method  of  accounting.  In April  2001,  the

Company's  parent company  acquired  Meteor  Enterprises,  Inc.,  which included substantially  all of the operations of MII (see Note 2). The Company's  portion

($78,000)  of MII's  operations  for the  period in the year  2001  prior to the acquisition  is  reflected  in  the  statement  of  operations  as  equity  from operations of investments.

5. LONG TERM DEBT

Long  term  debt  consisted  of  the  following  as of  December  31,  2002  (in thousands):

Seller-provided financing, interest at 5.5%,

collateralized by producing oil and gas property                 $ 592

Note payable, interest at 10%, due on

June 20, 2003, collateralized by producing

oil and gas property                                               100

                                                                  ----

Total debt                                                         692

Less current maturities                                            692

                                                                  ----

Long term debt                                                   $  --

                                                                  ====

The  seller-provided  financing was assumed by the Company in connection with an acquisition  of producing oil and gas property in June 2002.  Net cash flow from the property is being used to retire the indebtedness.

Interest expense for all corporate  borrowings totaled $295,000 and $137,000 for the years ended December 31, 2001 and 2002, respectively.

6. COMMITMENTS AND CONTINGENCIES

ENVIRONMENT

Jovian,  as owner and operator of oil and gas properties,  is subject to various federal,  state,  and  local  laws and  regulations  relating  to  discharge  of materials into, and protection of, the  environment.  These laws and regulations may, among other things,  impose liability on the owner of real property and the lessee  under oil and gas leases for the cost of  pollution  clean-up  resulting from operations, subject the owner/lessee to liability for pollution damages and impose restrictions on the injection of liquids into subsurface strata.

                                      F-19

6. COMMITMENTS AND CONTINGENCIES, Continued

Although  Company  environmental  policies and  practices are designed to ensure compliance with these laws and regulations,  future  developments and increasing stringent  regulations  could require the Company to make additional  unforeseen environmental expenditures.

The Company  maintains  insurance  coverage that it believes is customary in the industry, although it is not fully insured against all environmental risks.

The Company is not aware of any environmental claims existing as of December 31,

2002, that would have a material impact on its consolidated  financial  position or  results  of  operations,  other  than as  disclosed  above.  There can be no assurance,  however,  that current  regulatory  requirements will not change, or past  non-compliance  with  environmental  laws  will not be  discovered  on the

Company's properties.

PROPERTY AND EQUIPMENT

Land  owned by the  Company is pledged as  collateral  for  indebtedness  in the amount of $377,000  reported by the  Company's  parent  company at December  31,

2002.

LAND RENTALS AND OPERATING LEASES

The Company is obligated to pay land rentals on oil and gas  properties  through

December 31,  2013.  As of December 31, 2002,  future  minimum  rental  payments required for land rentals are as follows (in thousands):

                      Year Ending

                      December 31,                Amount

                      -----------                 ------

                          2003                    $  24

                          2004                       24

                          2005                       24

                          2006                       24

                          2007                       24

                       Thereafter                   119

                                                   ----

                                                  $ 239

                                                   ====

Rental  expense  totaled  $154,000 and $99,000 for the years ended  December 31,

2001 and 2002, respectively.

7. EQUITY

COMMON STOCK

All of the  Company's  issued and  outstanding  $.0001 par value Common Stock is held by Capco Energy, Inc.

In November  2002,  the Board of  Directors  approved a 0.5:1 stock split of the issued and outstanding  Common Stock,  reducing the number of outstanding shares from  7,960,000 to  4,000,000.  All  references  in the  accompanying  financial statements  to the number of shares of Common Stock and per common share amounts have been retroactively adjusted to reflect the stock split.

There were no Common Stock transactions during the years 2001 and 2002.

                                      F-20

STOCK OPTIONS

In October  2002,  the  Company's  Board of Directors  and its sole  shareholder approved the 2002  Incentive  Equity Plan  ("Plan").  Pursuant to the Plan,  the

Company may grant stock awards or options to purchase up to 1,000,000  shares of

Common  Stock to key  employees,  directors  and  other  persons.  The Plan also provides for grants of Performance  Units and Appreciation  Rights.  The options granted pursuant to the Plan may be incentive options  qualifying for beneficial tax  treatment  for the  recipient  or they may be  non-qualified  options.  The

Performance  Units  may  be  payable  in  cash,  shares  of  Common  Stock  or a combination  thereof  provided  that the Company  achieves  specific  objectives outlined in each grant of Performance Units.  Appreciation  Rights may be in the

form of cash,  shares of Common Stock or a  combination  thereof and are payable for up to 100 percent of the market value increase of the Company's  shares over the value at the date of grant.

On October 1, 2002,  options to  purchase  440,000  shares of Common  Stock were granted to employees and directors.  Of this amount,  options to acquire 220,000 shares of Common Stock were exercisable on December 31, 2002.

The Company's  Common Stock  options were granted at an exercise  price of $3.50 per share which was  considered  to be equal to, or in excess of, the fair value of the  shares on the grant  date as there is no  trading  market for the Common

Stock at this time. Accordingly, no compensation cost was recognized. All of the options were granted with a maximum term of five years.

A summary of the status of the  Company's  stock  option plan as of December 31,

2002 is presented below:

                                                 Weighted Average

                                      Shares      exercise price

                                     --------     --------------

Outstanding at

 beginning of year                         --        $   --

Granted at market                     440,000        $ 3.50

Granted exceeding market                   --        $   --

Exercised                                  --        $   --

Forfeited                                  --        $   --

                                      -------

Outstanding at end of year            440,000        $ 3.50

                                      =======         =====

Options exercisable

 at end of year                       220,000        $ 3.50

                                      =======         =====

                  Options Outstanding                       Options Exercisable

--------------------------------------------------------   ---------------------

                                    Weighted

                                     average    Weighted                Weighted

 Year      Range of       Number    remaining    average                 average

options    exercise     outstand-  contractual  exercise     Number     exercise

granted     prices         ing        life        price    exercisable    price

-------    --------     ---------  -----------  --------   -----------  --------

 2002       $3.50        440,000    4.75 years    $3.50      220,000      $3.50

                                      F-21

7.  EQUITY, Continued

Had compensation cost been determined based on the fair value at grant dates for stock option awards  consistent  with SFAS No. 123, the Company's net income and earnings per share for the year ended December 31, 2002, would have been reduced to the pro forma amounts indicated below:

Net income (in thousands): As reported              $  233

                           Pro forma                $  211

Earnings per share-basic and diluted:

                           As reported              $ 0.06

                           Pro forma                $ 0.05

The pro forma  compensation  expense  based on the fair value of the  options is estimated on the grant date using the  Black-Scholes  option-pricing  model with the following assumptions used for grants: no dividends;  expected lives of five years;  expected  volatility of 10.0%;  and a risk free rate of return of 3.26%.

The  weighted  average  fair value of the  purchase  rights  granted in 2002 was

$0.10.

8. INCOME TAXES

For tax purposes,  the Company is included in a consolidated tax return filed by its parent  company.  The following tax  information  is presented on a separate return basis.

Components  of the  provision  (benefit)  for income  taxes for the years  ended

December 31, 2001 and 2002, are as follows (in thousands):

                                            2001             2002

                                            ----             ----

Current                                   $   --           $   --

Deferred                                     337             (424)

                                           -----            -----

Total provision                           $  337           $ (424)

                                           =====            =====

The following reconciles the statutory Federal income tax expense (benefit) rate to the effective income tax expense  (benefit) rate for the years ended December

31, 2001 and 2002:

                                            2001              2002

                                            ----              ----

Federal income tax rate                     34.0%           (34.0)%

Nondeductible expenses                        --                --

Foreign corporation (loss)

  income                                    (4.5)%              --

State income taxes, net of

  federal benefit                            6.1%            (6.1)%

Utilization of NOL

  carry forward                            (29.1)%          (304.0)%

Effect of valuation allowance                 --             122.4%

                                           -----           -------

Effective income tax rate                    6.5%          (221.7)%

                                           =====           =======

                                      F-22

8. INCOME TAXES, Continued

During the years ended  December 31, 2001 and 2002,  the Company  utilized  $6.4 million and $-0-,  respectively,  of net operating loss  carryforwards to reduce taxable  income.  At December 31, 2002, the Company had net operating loss carry forwards of  approximately  $1.5 million.  The net operating loss carry forwards expire at various dates through the year 2022.

Deferred  tax assets and  liabilities  reflect  the net tax effect of  temporary differences  between the carrying amount of assets and liabilities for financial reporting  purposes  and  amounts  used for  income  tax  purposes.  Significant components of the Company's  deferred tax assets and  liabilities are as follows at December 31, 2001 and 2002 (in thousands):

                                                  2001              2002

                                                  ----              ----

Deferred tax asset:

Marketable securities and accounts

  receivable                                    $   --            $   45

Loss carry forward                                 106               601

Less valuation allowance                            --              (234)

                                                  ----              ----

                                                $  106            $  412

                                                  ====              ====

Deferred tax liability:

Property and equipment                          $  222            $  412

Marketable securities and accounts

  receivable                                       308                --

                                                  ----              ----

                                                $  530            $  412

                                                  ====              ====

9. RELATED PARTY TRANSACTIONS

Year Ended December 31, 2002

During the year ended  December 31, 2002,  the Company had several  transactions with its Chief Executive Officer and a company controlled by the Chief Executive

Officer ("affiliates") and its parent company. Marketable securities with a cost basis of $100,600 were  transferred  to the parent  company.  Annual general and administrative expenses allocated by the parent to the Company were in the total amount of $455,800. Inclusive of these transactions,  total distributions to the

Company's  parent company and affiliates for the year 2002 amounted to $748,000.

This  amount is  reported  as a  distribution  of  accumulated  earnings  in the

Company's Statement of Stockholder's Equity.

Year Ended December 31, 2001

During the year ended  December 31, 2001,  the Company had several  transactions with  affiliates.  The Company  sold to  affiliates  (1) an oil and gas property interest  at a cost  basis of  $50,000,  and (2)  51,600  shares  of  marketable securities  owned  by  the  Company  with  a  market  value  of  $672,000,  plus indebtedness in the amount of $127,000 related to the marketable securities. The

Company  accrued oil and gas revenue in the amount of $29,000 due affiliates for their participation in oil and gas properties operated by the Company.

                                      F-23

9. RELATED PARTY TRANSACTIONS, continued

In April 2001,  the Company  provided  cash proceeds in the total amount of $3.0 million  from the  sale of  marketable  securities,  and  additional  marketable securities  with a market value of $300,000,  to its parent company to partially fund the cost of an acquisition by the parent company.

Total distributions to the Company's parent company and affiliates, inclusive of the transactions described above, amounted to $6.5 million. Of this amount, $2.0 million is reported as a return of capital,  and $4.5 million as a  distribution of accumulated earnings, in the Company's Statement of Stockholder's Equity.

10. BUSINESS SEGMENTS

For the years  ended  December  31, 2001 and 2002,  the Company  operated in one industry segment: acquisition,  exploration,  development, and production of oil and gas reserves, including investments in the equity securities of other public companies involved in similar activities. The Company's headquarters and most of its  operations  are located in the United  States of America.  A summary of the

Company's  revenues and long-lived  assets by geographic  area is as follows (in thousands):

                                          Canada     United States      Total

                                          --------   ---------------    -------

Sales:

  Year ended December 31, 2001            $    20        $ 1,572        $ 1,592

                                           ======         ======         ======

  Year ended December 31, 2002            $     4        $ 1,341        $ 1,345

                                           ======         ======         ======

At December 31, 2002:

  Oil and gas properties (net)            $    --        $ 5,410        $ 5,410

                                           ======         ======         ======

  Land                                    $   214        $    --        $   214

                                           ======         ======         ======

  Other property and equipment (net)      $    --        $     2        $     2

                                           ======         ======         ======

11. MAJOR CUSTOMERS

For the year ended December 31, 2001,  the Company had sales to three  customers that accounted for approximately 40.2%, 35.9% and 10.9%, respectively,  of total sales.

For the year ended December 31, 2002,  the Company had sales to three  customers that accounted for approximately 52.0%, 22.6% and 13.8%, respectively,  of total sales. Three customers  accounted for 50.4%, 20.1% and 17.3%,  respectively,  of accounts receivable as of December 31, 2002.

                                      F-24

SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Independent engineers prepared reserve estimates. Management cautions that there are many inherent  uncertainties  in estimating  proved  reserve  quantities and related revenues and expenses, and in projecting future production rates and the timing and amount of development expenditures. Accordingly, these estimates will change, as future information becomes available.

Proved  oil  and gas  reserves  are  the  estimated  quantities  of  crude  oil,

condensate, natural gas and natural gas liquids which geological and engineering data  demonstrate  with  reasonable  certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed  reserves are those reserves  expected to be recovered  through existing wells with existing equipment and operating methods.

ANALYSIS OF CHANGES IN PROVED RESERVES

Estimated  quantities of proved reserves and proved developed  reserves of crude oil and natural gas, the majority of which are located within the United States,

as well as changes in proved  reserves  during the past two years are  indicated

below:

                                                 Oil (Bbl)     Natural Gas (MCF)

                                                 ---------     -----------------

United States

---------------------------------------

Proved reserves at December 31, 2000             708,073            549,231

Purchases of minerals in place                   550,909          2,040,944

Extensions and discoveries                            --                 --

Sales of minerals in place                        (1,531)                --

Production                                       (53,828)           (57,336)

Revisions of previous estimates                   (2,863)            34,055

                                               ---------         ----------

Proved reserves at December 31, 2001           1,200,760          2,566,894

Purchases of minerals in place                   224,025         10,305,114

Extensions and discoveries                            --                 --

Sales of minerals in place                      (558,597)           (77,110)

Production                                       (31,372)          (152,669)

Revisions of previous estimates                      471            224,777

                                               ---------         ----------

Proved reserves at December 31, 2002             835,287         12,867,006

                                               =========         ==========

Proved developed reserves, December 31, 2002     326,873          2,535,627

                                               =========         ==========

                                      F-25

ANALYSIS OF CHANGES IN PROVED RESERVES, Continued

                                                 Oil (Bbl)     Natural Gas (MCF)

                                                 ---------     -----------------

Canada

----------------------------------------

Proved reserves at December 31, 2000                   --            57,313

Production                                             --            (9,548)

Revisions of previous estimates                        --           (47,765)

                                                   ------            ------

Proved reserves at December 31, 2001                   --                --

Production                                             --            (3,157)

Revisions of previous estimates                        --             3,157

                                                   ------            ------

Proved reserves at December 31, 2002                   --                --

                                                   ======            ======

Proved developed reserves, December 31, 2002           --                --

                                                   ======            ======

There are no reserves  attributable  to  partnership  or minority  interests  at

December 31, 2002.

The Company  incurred the  following  capitalized  costs  related to oil and gas activities during the year ended December 31, 2002 (in thousands):

              Properties being amortized                  $ 1,711

              Properties not subject to amortization           12

                                                            -----

                                                          $ 1,723

                                                            =====

OIL AND GAS OPERATIONS

Depletion,  depreciation  and amortization per equivalent unit of production for the years ended December 31, 2001 and 2002, was $5.19 and $3.31, respectively.

Costs incurred by the Company during the year 2002 for acquisition,  exploration and development activities are as follows (in

thousands):

              Acquisition of producing properties        $ 1,498

              Exploration and development                    225

                                                           -----

                                                         $ 1,723

                                                           =====

                                      F-26

STANDARDIZED MEASURE OF DISCOUNTED NET CASH FLOWS AND CHANGES THEREIN

The following information at December 31, 2002, and for the years ended December

31, 2001 and 2002, sets forth standardized measures of the discounted future net cash flows attributable to the Company's proved oil and gas reserves.

Future cash inflows  were  computed by applying  year-end  prices of oil and gas

(with  consideration of price changes only to the extent provided by contractual arrangements)  and using the  estimated  future  expenditures  to be incurred in developing and producing the proved reserves,  assuming continuation of existing economic conditions.

Future income tax expenses were computed by applying  statutory income tax rates to the difference between pretax net cash flows relating to the Company's proven oil and gas  reserves  and the tax basis of proved  oil and gas  properties  and available  operating loss and excess statutory  depletion  carryovers reduced by investment tax credits. Discounting the annual net cash flows at 10% illustrates the impact of timing on these future cash flows.

The following  table  presents the  standardized  measure of discounted net cash flows at December 31, 2002 (in thousands):

                                             United States       Canada

                                             -------------     ---------

Future cash inflows                            $ 80,665        $      --

Future cash outflows:

Production costs                                (12,595)              --

Development costs (1)                           (4,063)              --

                                                 ------           ------

Future net cash flows before

 future income taxes                             64,007               --

Future income taxes                             (19,789)              --

                                                 ------           ------

Future net cash flows                            44,218               --

Adjustment to discount future

 annual net cash flows at 10%                   (21,621)              --

                                                 ------           ------

Standardized measure of discounted

 future net cash flows                         $ 22,597        $      --

                                                 ======          =======

(1)  Includes estimated  expenditures in each of the next three years to develop proved undeveloped reserves as follows (in thousands):  $2,102 (2003), $748

     (2004), and $223 (2005).

                                      F-27

The following tables summarize the principal  factors  comprising the changes in the standardized measures of discounted net cash flows during the years 2001 and

2002 (in thousands):

                                             United States       Canada

                                            ---------------     --------

Year 2001

---------

Standardized measure, beginning of

 period                                        $  4,933          $ 168

Sales of oil and gas, net of

 production costs                                (656)         (10)

Net change in sales prices, net of

 production costs                                (2,909)         (239)

Changes in estimated future

 development costs                               (1,653)            --

Purchases of minerals in place                    4,595             --

Sales of minerals in place                       (9)            --

Revisions of quantity estimates                     976             --

Accretion of discount                               493             --

Other, including changes in production

 rates (timing)                                     427             --

Change in income taxes                           (223)            81

                                                 ------         ------

Standardized measure, end of period            $  5,974        $    --

                                                 ======         ======

Year 2002

---------

Standardized measure, beginning of

 period                                        $  5,974        $    --

Sales of oil and gas, net of

 production costs                                (603)             4

Net change in sales prices, net of

 production costs                                 9,032             --

Changes in estimated future

 development costs                               (1,829)            --

Purchases of minerals in place                   22,035             --

Sales of minerals in place                       (1,857)            --

Revisions of quantity estimates                     255             --

Accretion of discount                               597             --

Other, including changes in production

 rates (timing)                                  (2,224)            (4)

Change in income taxes                           (8,783)            --

                                                 ------         ------

Standardized measure, end of period            $ 22,597        $    --

                                                 ======         ======

                                      F-28

                              JOVIAN ENERGY, INC.

                              THE OMIMEX PROPERTIES

ACQUISITION OR DISPOSITION OF ASSETS

     Jovian Energy,  Inc. (the "Registrant")  acquired from Omimex Energy,  Inc.

("Seller")  working  interests in oil and gas  properties  located  primarily in

Oceana County,  Michigan. The properties consist of twelve producing oil and gas wells, one gas injection well and five shut-in wells.  The Registrant's  working interest  ownership  in the  wells  ranges  from 2.8% to  22.5%.  Current  daily production from the wells, net to the Registrant's interest, is approximately 60 barrels of oil and natural gas  liquids  and 595 mcf of gas.  The total  acreage covered by the properties is 1,640,of which the Registrant's net acreage is 287.

The current operator of the properties is Omimex Energy,  Inc. The Seller is not affiliated with the Registrant.  The acquisition has increased the  Registrant's daily oil and gas  production  by  approximately  160 barrels of oil  equivalent

("BOE"),  representing  an addition of  approximately  169.5% to the current oil production of the Registrant.  It is also  anticipated that the acquisition will add  approximately  367 MBOE to the  Registrant's  proved  reserves which, as of

December 31, 2001, were 1.6 MMBOE.

     The  transaction  closed on June  18,2002  at the  Seller's  offices in Ft.

Worth,  Texas.  The acquisition  cost of $1.7 million included the assumption of accounts  receivable in the amount of $439,000;  the balance of $1.3 million was allocated  to  producing  oil  and gas  property.  Funding  for the  acquisition consisted of cash payments in the total amount of $399,000,  and seller provided financing in the amount of $1.3 million.  The purchase price was  established by arm's length negotiations  between the Seller and the Registrant,  and was based upon the Registrant's  analysis of existing  operating and reserve  information.

The  Registrant  has been informed by the operator of these  properties  that it does not plan to make any  material  changes in the  operations  of the acquired properties,  but will implement certain production  enhancement activities after

October 2003.

FINANCIAL STATEMENTS

         (a) Financial Statements

              Historical  Summaries  of  Gross  Revenues  and  Direct  Operating

              Expenses for the acquired  properties for the years ended December

              31, 2000 and 2001  (audited) and for the six months ended June 30,

              2002 (unaudited)

         (b) Proforma Financial Information

              (Unaudited)  Proforma  Statement of Operations  for the year ended

              December 31, 2002. The Registrant's historical Balance Sheet as of

              December 31, 2002, reflects the acquisition,  and,  therefore,  no pro forma Balance Sheet is included herein.

                                      F-29

                              THE OMIMEX PROPERTIES

                        (ACQUIRED BY JOVIAN ENERGY, INC.)

                                  ------------

                         REPORT ON HISTORICAL SUMMARIES

                                OF GROSS REVENUES

                          AND DIRECT OPERATING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001

             AND FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED)

                                      F-30

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Jovian Energy, Inc.

Denver, Colorado

We have audited the  accompanying  historical  summaries  of gross  revenues and direct operating  expenses of The Omimex Properties for each of the two years in the  period  ended  December  31,  2001.  These  historical  summaries  are  the responsibility of the management of Omimex Energy, Inc. Our responsibility is to express an opinion on the historical summaries based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about whether the historical summaries are free of material misstatement.  An audit includes examining,  on a test basis,  evidence  supporting the amounts and  disclosures in the historical summaries.  An audit also includes assessing the accounting  principles used and significant  estimates  made by  management,  as well as evaluating  the overall presentation of the historical  summaries.  We believe that our audits provide a reasonable basis for our opinion.

The  accompanying  historical  summaries  were  prepared  for  the  purposes  of complying  with the rules and  regulations  of the U.S.  Securities and Exchange

Commission  (for inclusion in Jovian Energy,  Inc.'s  registration  statement on

Form SB-2) and are not  intended to be a complete  presentation  of the revenues and expenses of The Omimex  Properties.  They exclude certain material expenses,

described in Note 1, that were incurred in connection with the operations of the properties.

In our opinion,  the  historical  summaries  referred to above  (prepared on the basis described in Note 1) present fairly, in all material  respects,  the gross revenues and direct operating  expenses of The Omimex Properties for each of the two years in the period ended December 31, 2001, in conformity  with  accounting standards generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

------------------------------

Stonefield Josephson, Inc.

Santa Monica, California

October 21, 2002

                                      F-31

                              THE OMIMEX PROPERTIES

                       (ACQUIRED BY JOVIAN ENERGY, INC.)

                     HISTORICAL SUMMARIES OF GROSS REVENUES

                          AND DIRECT OPERATING EXPENSES

                             (Dollars in Thousands)

                                                              Six Months

                              Year Ended December 31,        Ended June 30,

                              ----------------------         ---------------

                                 2000          2001               2002

                                ------        ------             ------

                                   (unaudited)

Gross revenues:

  Sales                        $ 1,675       $ 1,666            $   585

                                ------        ------             ------

Total gross revenues             1,675         1,666                585

                                ------        ------             ------

Direct operating expenses:

  Operating expenses(1)            508           435                151

  Marketing costs                  330           326                157

  Severance taxes                  107           104                 30

                                ------        ------             ------

Total direct operating

     Expenses                      945           865                338

                                ------        ------             ------

Excess of gross revenues

  over direct operating

    expenses                   $   730       $   801            $   247

                                ======        ======             ======

-----------------

(1) Excludes depreciation, depletion and amortization expenses.

  The accompanying notes are an integral part of these financial statements.

                                      F-32

                              THE OMIMEX PROPERTIES

                        (ACQUIRED BY JOVIAN ENERGY, INC.)

                 NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUES

                          AND DIRECT OPERATING EXPENSES

1.  BASIS OF PRESENTATION

Jovian Energy, Inc. ("Jovian" or the "Company") has acquired from Omimex Energy,

Inc.  working  interests in the  properties  ranging from 2.8% to 22.5%.  All of these  properties  are located in the state of  Michigan,  and are  collectively referred to as "The Omimex  Properties."  Prior to the  acquisition,  The Omimex

Properties were not accounted for as a separate entity.

The accompanying historical summaries include only the gross revenues and direct operating  expenses  attributable to the production,  sale and transportation of

hydrocarbons  from  the  acquired  interests  in  The  Omimex  Properties.   The

historical summaries do not include certain material expenses that were incurred in  connection  with the  operations  of the  properties  by the  seller  of the properties.  Those expenses were not included  because the  information  was not

obtainable   as  the  seller  did  not  allocate  such  expenses  to  individual

properties.  Items  excluded  are  depreciation,   depletion  and  amortization,

provisions for  dismantlement,  abandonment and  restoration of wells,  interest expense  which  may have  been  incurred  for any debt  directly  or  indirectly associated with The Omimex Properties,  provision for pensions, allocated income taxes, exploration and technical support, engineering,  land, materials support,

accounting, legal, marketing and other general and administrative costs.

Revenue Recognition

Sales of oil and gas are recorded when the products are delivered.

Interim Financial Information (Unaudited)

The historical  summary of gross revenues and direct operating  expenses for the six  months  ended June 30,  2002 is  unaudited  but  includes  all  adjustments

(consisting  of normal  recurring  accruals  only)  which  management  considers necessary to present fairly the gross revenues and direct operating  expenses of

The Omimex Properties for the six months ended June 30, 2002.

                                      F-33

                              THE OMIMEX PROPERTIES

                       (ACQUIRED BY JOVIAN ENERGY, INC.)

                   SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS

                        PRODUCING ACTIVITIES (UNAUDITED)

Information with respect to oil and gas producing activities is presented in the following  tables.  Reserve  information  is based on reserve  reports and other

information  prepared  by  independent  petroleum  engineers.   The  information

presented  for the  years  2000 and 2001 is based on a January  1, 2002  reserve report, which has been adjusted for production in the years 2000 and 2001.

The following table sets forth The Omimex Properties proved oil and gas reserves

(all located in Michigan) at December 31, 2000 and 2001, and the related changes in such  reserves  for each of the two years in the period  ended  December  31,

2001.

                                                       Oil     Natural Gas

                                                     (Bbls)       (Mcf)

                                                     ------     ---------

 Proved reserves at January 1, 2000                  98,914     2,429,907

 Production                                         (25,337)     (251,660)

                                                     ------     ---------

 Proved reserves at December 31, 2000                73,577     2,178,247

 Production                                         (26,211)     (259,020)

                                                     ------     ---------

 Proved reserves, December 31, 2001                  47,366     1,919,227

                                                     ======     =========

 Proved developed reserves, December 31, 2001        47,366     1,919,227

                                                     ======     =========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The following  disclosures  concerning the  standardized  measure of future cash flows  from  proved  oil and gas  reserves  are  presented  in  accordance  with

Statement of Financial  Accounting Standards No. 69. The standardized measure of discounted  future net cash flows at December 31, 2000 and 2001, is presented in the following table (in thousands of dollars):

                                                      2000          2001

                                                     ------        ------

  Future cash inflows                              $  5,841      $  4,176

  Future production and development costs            (2,477)       (1,613)

  Future income tax expenses                           (833)         (511)

                                                    -------       -------

      Future net cash flows                           2,531         2,052

  Discount at 10% for timing of cash flows             (799)         (711)

                                                    -------       -------

  Standardized measure of discounted

      future net cash flows                        $  1,732      $  1,341

                                                     ======       =======

                                      F-34

The  standardized  measure of  discounted  future net cash flows  represents  an estimate of future net revenues  from the  production of proved  reserves  using estimated  period-end  sales  prices  and  estimates  of the  production  costs,

production  taxes,  and future  development  costs  necessary  to  produce  such reserves.  Operating  costs and production  taxes are estimated based on current costs.  Future  development  costs are based on the best  estimate of such costs assuming current economic and operating  conditions.  No deduction has been made for  depletion,  depreciation  or any indirect  costs such as general  corporate overhead or interest expense.

The  information  presented with respect to estimated  future net cash flows and the present value thereof is not intended to represent the fair value of oil and gas reserves.  Actual future sales prices and production and  development  costs may vary  significantly  from those used in the reserve  study and actual future production may not occur in the periods or amounts  projected.  This information is presented to allow a reasonable  comparison of reserve values  prepared using standardized measurement criteria and should be used only for that purpose.

The  following  table sets  forth the  changes  in the  standardized  measure of discounted  future net cash flows for each of the two years in the period  ended

December 31, 2001 (in thousands of dollars):

                                                    2000           2001

                                                  -------        -------

 Balance at beginning of year                    $  2,058       $  1,732

 Increase (decrease) due to:

    Acquisitions, discoveries and extensions           --             --

    Sales and transfers of oil and gas

      produced, net of production costs              (730)          (802)

    Net changes in prices and costs                    --             --

    Revisions of previous quantity estimate            --             --

    Accretion of discount                             206            173

    Timing and other                                   --             --

    Development costs incurred during the period       --             --

    Net change in income taxes                        198            238

                                                   ------         ------

 Balance at end of year                          $  1,732       $  1,341

                                                   ======         ======

                                      F-35

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statement of operations for the year ended December 31, 2002 gives effect to the acquisition of The Omimex Properties

("Acquisition")  as if it had occurred on January 1, 2002. The  Acquisition  has been accounted for using the purchase  method of accounting.  Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by Jovian to be appropriate  and does not purport to be indicative of the results of operations which would actually have been obtained if the Acquisition had  occurred as presented  in such  statements  or which may be obtained in the future.  In addition,  future  results may vary  significantly  from the results reflected  in such  statements  due to oil and gas  production  declines,  price changes, future supply and demand, future acquisitions and other factors.

A proforma  condensed balance sheet as of December 31, 2002, is not presented as the  Acquisition  closed on June 18,  2002,  and is included  in the  historical balance sheet of Jovian Energy, Inc. at December 31, 2002.

The historical  information in the  accompanying  unaudited pro forma  condensed statement  of  operations  includes  the  actual  results of  operations  of the

Acquisition for the period July 1 to December 31, 2002.

                                      F-36

                               Jovian Energy, Inc.

                   Pro Forma Condensed Statement of Operations

                          Year Ended December 31, 2002

                 (Dollars in thousands except per share amounts)

                                   (unaudited)

                                                    Pro Forma

                                    Historical     adjustments        Pro Forma

                                    ----------     -----------        ---------

Sales                                 $  1,345       $    585  (a)     $  1,930

Cost of sales                              734            338  (a)        1,072

                                        ------         ------            ------

         Gross profit                      611            247               858

                                        ------         ------             ------

General and administrative                 567             --  (b)          567

Depletion, depreciation and

   amortization                            201            100  (c)          301

                                        ------         ------            ------

         Total operating expenses          768            100               868

                                        ------         ------            ------

(Loss) income from operations             (157)           147               (10)

Other income (expense):

  Interest income                            4             --                 4

  Interest expense                        (137)           (32) (d)         (169)

  Gain on sale of property, plant

    and equipment                          299             --               299

  Gain on sale of investments-

    marketable securities, including

    holding losses                          20             --                20

  Losses on acquisitions of

    minority interests                    (107)            --              (107)

                                        ------         ------            ------

         (Loss)income before taxes

           and minority interest           (78)           115                37

Income tax (provision) benefit             424             --  (e)          424

Minority interest in loss (income)

  of consolidated subsidiaries            (113)            --              (113)

                                        ------         ------            ------

         Net income                   $    233       $    115          $    348

                                        ======         ======            ======

Net income per common share           $   0.06                         $   0.09

                                        ======                           ======

Weighted average common and common

  equivalent shares outstanding      4,000,000                        4,000,000

                                     =========                        ==========

See accompanying notes to unaudited pro forma condensed financial statements.

                                      F-37

                             Jovian Energy, Inc.

               Notes to Pro Forma Condensed Statements of Operations

1.  Basis of Presentation

The unaudited  pro forma  condensed  statement of operations  for the year ended

December  31,  2002 gives  effect to the  acquisition  of The Omimex  Properties

("Acquisition")  as if it had occurred on January 1, 2002. The  Acquisition  has been accounted for using the purchase  method of accounting.  Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by Jovian to be appropriate  and does not purport to be indicative of the financial  position  or results of  operations  which would  actually  have been obtained if the Acquisition had occurred as presented in such statement or which

may  be  obtained  in  the  future.   In  addition,   future  results  may  vary

significantly  from the results  reflected in such  statement due to oil and gas

production   declines,   price  changes,   future  supply  and  demand,   future

acquisitions and other factors.

2.  Adjustments

The  pro  forma  adjustments  included  in the  pro  forma  condensed  financial statement are described as follows by the alphabetical notation:

         (a)  Reflects  an  adjustment  for  the  cash  flow  components  of the

         Acquisition's operations, consisting of oil and gas sales and operating expenses for the producing oil and gas properties.

         (b) No increase in general and  administrative  expenses is anticipated as a result of the  Acquisition,  as the  properties  are operated by a third party.

         (c) Reflects an increase in cost depletion based on depletable basis of the  Acquisition  and production of oil and gas reserves during the six months ended June 30, 2002, 32,640 barrels of oil equivalent.

         (d)  Reflects  an increase  in  interest  expense  due to  indebtedness

         incurred   in   connection   with  the   Acquisition,   consisting   of

         seller-provided  financing,  payable to the operator of the property in the amount of $1,328,000 with an assumed interest rate of 4.84%.

         (e) Reflects an adjustment to the historical tax provision in an amount sufficient  to provide for a pro forma tax  provision  equivalent to an effective tax rate (including Federal and state) of 40.1%, adjusted for the utilization of available net operating loss carryforwards.

                                      F-38

3.  Pro Forma Reserve Information

The  following  table sets forth an  analysis of  Jovian's  pro forma  estimated quantities of proved reserves and proved developed  reserves,  which are located in the  United  States in the year  2002.  Such pro forma  information  has been prepared  assuming the  Acquisition  had occurred on January 1, 2002.  Pro forma adjustments for reserve information attributable to the Acquisition are based on an engineering report as of January 1, 2002.

                                                   Oil      Natural Gas

                                                  -------    -----------

                                                   (MBbl)       (MMcf)

  Proved reserves as of January 1, 2002             1,248        4,486

  Extensions and discoveries                           --           --

  Purchases of minerals in place                       65        8,256

  Revisions of previous estimates                     124          479

  Production                                          (43)        (277)

  Sales of minerals in place                         (559)         (77)

                                                   ------       ------

  Proved reserves as of December 31, 2002             835       12,867

                                                   ======       ======

  Proved developed reserves

       as of December 31, 2002                        327        2,536

                                                   ======       ======

The following  tables present the pro forma  standardized  measure of future net cash flows related to proved oil and gas reserves together with changes therein.

The oil,  condensate and gas price structure utilized to project future net cash flows  reflects  current  prices as of the date specified and has been escalated only where known and  determinable  price  changes are provided by contracts and law. Future  production and development costs are based on current costs with no escalations.  Estimated  future cash flows have been discounted to their present values based on a 10% annual discount rate. Pro forma  adjustments  attributable to the Acquisition are based on an engineering report as of January 1, 2002.

Standardized Measure (dollars in thousands)

                                                   As of December 31, 2002

                                                   -----------------------

 Future cash inflows                                      $  80,665

 Future cash outflows:

 Production costs                                           (12,595)

 Development costs (1)                                       (4,063)

                                                            -------

 Future net cash flows before

  future income taxes                                        64,007

 Future income taxes                                        (19,789)

                                                            -------

 Future net cash flows                                       44,218

 Adjustment to discount future

  annual net cash flows at 10%                              (21,621)

                                                            -------

 Standardized measure of discounted

  future net cash flows                                    $ 22,597

                                                            =======

                                      F-39

(1) Includes  estimated  expenditures in each of the next three years to develop proved  undeveloped  reserves as follows (in  thousands):  $2,102  (2003),  $748

(2004), and $223 (2005).

Changes in Standardized Measure (dollars in thousands)

                                                         Year Ended

                                                     December 31, 2002

                                                     --------------------

 Balance at beginning of year                              $  7,315

 Purchases of minerals in place                              16,280

 Sales and transfers of oil and gas produced,

   net of production costs                                     (849)

 Changes in estimated future development costs               (1,829)

 Net changes in prices, net of production costs              14,472

 Sales of reserves in place                                  (1,857)

 Change in production rates and other                        (4,804)

 Revisions of previous quantity estimates                     1,409

 Accretion of discount                                          732

 Net change in income taxes                                  (8,272)

                                                             ------

 Balance at end of year                                    $ 22,597

                                                             ======

                                      F-40

1,000,000 Units

Each Unit consists of

one share of common stock and

one warrant to purchase

one share of common stock

$3.50 per Unit

Jovian Energy, Inc.

_______________

PROSPECTUS

_______________

Adamson Brothers Inc.

___________, 2003

Dealer Prospectus Delivery Obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Elimination of Liability in Certain Circumstances

The Certificate of Incorporation eliminates the personal liability of directors to Jovian or its stockholders for monetary damages for breach of fiduciary duty, except in the instances described below.  The Certificate of Incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director will be so eliminated or limited to the fullest extent permitted by the amended law, without further stockholder action.

Directors remain liable for:

•

breaches of their duty of loyalty to Jovian and its stockholders,

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of laws,

•

transactions from which a director derives improper personal benefit, and

•

for unlawful distributions, under a provision of the Delaware General Corporation Law that makes directors personally liable and which expressly sets forth a negligence standard with respect to such liability.

The provisions that eliminate liability as described above will apply to officers of Jovian if they are directors of Jovian and are acting in their capacity as directors and will not apply to officers of Jovian who are not directors.

Jovian believes the diligence exercised by directors stems primarily from a desire to act in the best interest of Jovian and not from a fear of monetary damages awards.  Consequently, Jovian believes that the level of scrutiny and care exercised by Jovian’s directors and officers will not be lessened by the limitations on liability provided by the Certificate of Incorporation.

Indemnification and Insurance

The Delaware General Corporation Law contains provisions permitting and, in some situations, requiring Delaware corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities.  The Certificate of Incorporation and Bylaws contain provisions that require Jovian to indemnify its directors and officers to the fullest extent permitted by law.  Indemnification includes advancement of reasonable expenses in certain circumstances.

The Delaware General Corporation Law permits indemnification of a director of a Delaware corporation, in the case of a third party action, if the director

•

conducted himself or herself in good faith,

•

reasonably believed that

*

in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or

*

in all other cases, his or her conduct was at least not opposed to the corporation’s best interest, and

•

in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Delaware General Corporation Law further provides for mandatory indemnification of directors and officers who are wholly successful on the merits or otherwise in litigation.  The Delaware statute limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his or her improper receipt of a personal benefit.

In addition, the Delaware General Corporation Law and Jovian’s Bylaws authorize Jovian to purchase insurance for its directors and officers insuring them against certain risks as to which Jovian may be unable lawfully to indemnify them.  Jovian intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse Jovian for potential costs of its corporate indemnification of officers and directors.  Jovian may enter into agreements with its directors providing contractually for indemnification consistent with the Certificate of Incorporation and Bylaws.

The Bylaws also provide with respect to officers and directors covered by insurance and indemnity:

•

that the rights conferred on the covered officers and directors thereby are not exclusive of any other rights which the officer or director may have or thereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise,

•

that Jovian’s obligation, if any, to indemnify or to advance expenses to any covered officer or director who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that the covered officer or director may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit entity, and

•

that any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any covered officer or director in respect of any act or omission occurring prior to the time of such repeal or modification.

Item 25.  Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by Jovian in connection with the registration of the securities being offered.  All expenses will be borne by Jovian.

Registration fee	$905
Printing*	25,000
Accounting fees *	80,000
Legal fees *	105,000
Miscellaneous *	44,095
Total *	$255,000

___________

*  Estimated

Item 26.  Recent Sales of Unregistered Securities.

In connection with our incorporation on January 19, 1999, we issued 6,000,000 pre-split shares of common stock to Capco Acquisitions, Inc to acquire certain assets and liabilities.  These shares were issued in reliance on an exemption from registration under § 4(2) of the Securities Act.  In December 1999, Jovian closed a private placement of 1,960,000 shares (pre-split) to 37 investors (11 of whom were accredited investors), realizing subscription proceeds in the amount of $980,000 ($972,066 net of expenses).  Effective December 1999, Capco Energy, Inc. acquired all of the outstanding shares of Jovian (7,960,000 pre-split) by effecting a share exchange (0.875:1) with all 39 of the then-shareholders of Jovian (11 of whom were accredited investors).  Capco Energy issued a total of 6,965,000 shares to acquire the Jovian common stock.  These transactions were effected pursuant to exemptions from registration under Section 4(2) of the Securities Act.

Item 27.  Exhibits.

The following is a complete list of exhibits filed as part of this registration statement, which exhibits are incorporated herein.

Number

Description

1

Underwriting agreement*

3.1

Amended and Restated Certificate of Incorporation (filed with the Delaware Secretary Of State on November 12, 2002)*

3.2

Amended and Restated Bylaws*

4.1

Specimen Common Stock Certificate*

4.2

Specimen Common Stock Purchase Warrant*

4.3

Form of warrant agreement regarding warrants included in the Units offered*

4.4

Form of warrant agreement regarding warrants issued to the underwriter

5

Opinion of Patton Boggs LLP concerning the legality of the securities being offered*

10.1

2002 Incentive Equity Plan*

10.2

Agreement with Dennis R. Staal*

21

The Registrant has two subsidiaries, Capco Asset Management, Inc., a Nevada corporation, and Capco Resources Ltd., an Alberta, Canada corporation.

23.1

Consent of Patton Boggs LLP (included in Opinion in Exhibit 5)

23.2

Consent of Stonefield Josephson Inc.

23.3

Consent of Stonefield Josephson Inc.

23.4

Consent of Gary E. Houghton, Petroleum Engineer

24

Power of Attorney (included on signature page)*

_________________

*

Previously filed

Item 28.  Undertakings.

1.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Jovian pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Jovian of expenses incurred or paid by a director, officer or a controlling person of Jovian in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

2.

We hereby undertake:

(a)

To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to:

(1)

include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and

(3)

include any additional or changed material information on the plan of distribution.

(b)

That for determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)

To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(d)

To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on May 14, 2003.

JOVIAN ENERGY, INC.

By: /s/ Ilyas Chaudhary

      Ilyas Chaudhary, Chief Executive Officer

      (Principal Executive Officer)

In accordance with the requirements of the Securities Act, the registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ilyas Chaudhary Ilyas Chaudhary	Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2003
/s/ Stephen A. Lieberman Stephen A. Lieberman	President	May 14, 2003
/s/ Walton C. Vance Walton C. Vance	Chief Financial Officer (Principal Financial Officer)	May 14, 2003
/s/ Dennis R. Staal Dennis R. Staal	Director	May 14, 2003
/s/ Paul L. Hayes Paul L. Hayes	Director	May 14, 2003
/s/ Irwin Kaufman Irwin Kaufman	Director	May 14, 2003

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this registration statement, which Exhibits are incorporated herein.

Number

Description

1

Underwriting agreement*

3.1

Amended and Restated Certificate of Incorporation (filed with the Delaware Secretary Of State on November 12, 2002)*

3.2

Amended and Restated Bylaws*

4.1

Specimen Common Stock Certificate*

4.2

Specimen Common Stock Purchase Warrant*

4.3

Form of warrant agreement regarding warrants included in the Units offered*

4.4

Form of warrant agreement regarding warrants issued to the underwriter

5

Opinion of Patton Boggs LLP concerning the legality of the securities being offered*

10.1

2002 Incentive Equity Plan*

10.2

Agreement with Dennis R. Staal*

21

The Registrant has two subsidiaries, Capco Asset Management, Inc., Nevada corporation, and Capco Resources Ltd., an Alberta, Canada corporation.

23.1

Consent of Patton Boggs LLP (included in Opinion in Exhibit 5)

23.2

Consent of Stonefield Josephson Inc.

23.3

Consent of Stonefield Josephson Inc.

23.4

Consent of Gary E. Houghton, Petroleum Engineer

24

Power of Attorney (included on signature page)*

_________________

*

Previously filed